UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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FIRST POTOMAC REALTY TRUST

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April 6, 2017

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust on Tuesday, May 23, 2017 at 9:00 a.m., Eastern Time, at the Company’s offices at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814.

At the Annual Meeting, you will be asked to:

•	elect six members to the Board of Trustees from the nominees named in the accompanying proxy statement to serve one-year terms expiring in 2018;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	approve (on a non-binding advisory basis) named executive officer compensation;

•	recommend (on a non-binding advisory basis) the frequency of holding shareholder advisory votes on named executive officer compensation;

•	approve an amendment to the Company’s First Amended and Restated Declaration of Trust to allow our shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter; and

•	transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

This year’s proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the Annual Meeting. We have included a proxy summary that includes highlights of some important policy updates and a snapshot of other information that are discussed in more detail elsewhere in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

On behalf of the Board of Trustees and our employees, we thank you for your continued interest in and support of our company.

Sincerely,

Robert Milkovich

President and Chief Executive Officer

Phone: 301-986-9200	7600 Wisconsin Avenue, 11th Floor, Bethesda, MD 20814	www.firstpotomac.com

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2017

To Our Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust, which will be held as follows:

Date:	Tuesday, May 23, 2017
Time:	9:00 a.m., Eastern Time
Place:	Offices of First Potomac Realty Trust at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814
Record Date:

Shareholders of record of the Company’s common shares as of the close of business on March 14, 2017 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Items of Business:

1.        To elect six members to the Board of Trustees from the nominees named in the accompanying proxy statement to serve one-year terms expiring in 2018.

2.        To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

3.        To approve (on a non-binding advisory basis) named executive officer compensation.

4.        To recommend (on a non-binding advisory basis) the frequency of holding shareholder advisory votes on named executive officer compensation.

5.        To approve an amendment to the Company’s First Amended and Restated Declaration of Trust (the “charter”) to allow our shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter.

6.        To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:	Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2017. The Proxy Statement, our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://ir.first-potomac.com/CorporateProfile. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

By order of the Board of Trustees,

Samantha Sacks Gallagher

Executive Vice President,

General Counsel and Secretary

Bethesda, Maryland

April 6, 2017

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

SHAREHOLDER VOTING MATTERS

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Item 1—Election of Trustees	FOR each nominee	6
Item 2—Ratification of Independent Registered Public Accounting Firm	FOR	9
Item 3—Advisory Vote on Named Executive Officer Compensation	FOR	60
Item 4—Advisory Vote on Frequency of Holding Advisory Votes on Named Executive Officer Compensation (“Say on Frequency”)	Every one (1) year	62
Item 5—Amendment to our Charter to Allow Shareholders to Amend Our Bylaws by a Majority Vote	FOR	63

CORPORATE STRUCTURE AND GOVERNANCE HIGHLIGHTS

We have recently updated our corporate structure and governance practices as follows:

Appointment of New Trustee; Trustee Succession

Led by our Nominating and Governance Committee, our Board of Trustees remains focused on ensuring that the composition of our Board is systematically refreshed so that, taken as a whole, the Board has the desired mix of skills, experience, reputation and diversity relevant to our strategic direction and operating environment, as well as the knowledge, ability and independence to continue to deliver a high standard of governance expected by investors. For more information on this process, see “Corporate Governance and Board Matters – Trustee Selection Process” beginning on page 18 of the proxy statement.

In connection with our focus on Board refreshment and trustee succession, in October 2016, our Board of Trustees increased the size of the Board from seven trustees to eight trustees and appointed Kati M. Penney to fill the vacancy created by the increase in the size of the Board. Ms. Penney has over 20 years of Big Four public accounting experience serving both private and public companies, executing financial statement audits and audits of internal controls over financial reporting; leading technical accounting matters and implementation of new accounting standards; advising on spin-offs, mergers, acquisitions and dispositions; initial public offerings; and securities offerings. Ms. Penney is currently a Managing Director at Cross Country Consulting, a corporate advisory consulting firm, where she provides accounting and financial consulting services to private and public companies. Prior to joining Cross Country, Ms. Penney was an assurance partner at Ernst & Young and was a member of Ernst & Young’s Global Real Estate, Hospitality & Construction sector team. Our Board of Trustees has determined that Ms. Penney qualifies as an “audit committee financial expert”.

In addition, Richard B. Chess is retiring upon expiration of his current term as a trustee, which expires at the Annual Meeting, and, therefore, will not be standing for re-election. Also, in accordance with the terms of our Governance Guidelines, which provide that “[n]o Trustee may be nominated to a new term if he or she would be age 75 or older at the time of the election,” Alan G. Merten exceeds the age limit for trustees and also is retiring upon expiration of his current term as a trustee, which expires at the Annual Meeting. In connection with the foregoing, our Board of Trustees will be reduced from eight trustees to six trustees and, therefore, at the Annual Meeting, only six trustees will be nominated to serve until the 2018 Annual Meeting of Shareholders.

Amendment to the Charter to Allow Shareholders to Amend the Bylaws by a Majority Vote

In March 2017, our Board of Trustees approved an amendment to our charter that would, if approved by shareholders at the Annual Meeting, allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter. In connection with this approval, the Board of Trustees also approved an amendment to the bylaws to permit our shareholders to amend the bylaws by a majority vote of the outstanding shares. If the shareholders approve the amendment to the charter in Proposal 5, the amendment to the bylaws will become effective immediately upon filing the amendment to the charter.

SNAPSHOT OF BOARD, GOVERNANCE & COMPENSATION INFORMATION

Number of Independent Trustees Standing for Election	5
Total Number of Trustee Nominees	6
Number of Female Trustees	1
Average Age of Trustees Standing for Election	61.3
Average Tenure of Trustees Standing for Election (years)	5.8
Separate Chairman and Chief Executive Officer	Yes
Independent Chairman	Yes
Annual Election of All Trustees	Yes
Majority Voting for Trustees	Yes
Regular Executive Sessions of Independent Trustees	Yes
Annual Board and Committee Self-Evaluations	Yes
Share Ownership Requirements for Executives	Yes
Share Ownership Requirements for Trustees	Yes
Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes
Clawback Policy	Yes
“Double-Trigger” for Change-in-Control Severance Payments	Yes
Excise Tax Gross-Up Provisions	No
Target Compensation above Market Median	No
Repricing of Underwater Options or Share Appreciation Rights	No
Excess Perquisites	No
Permit Overboarding of Trustees	No

FIRST POTOMAC REALTY TRUST

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

PROXY STATEMENT

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our common shareholders over the Internet. Accordingly, we mailed on or about April 6, 2017, a Notice Regarding the Availability of Proxy Materials (“Notice”) to our common shareholders of record as of March 14, 2017, or copies of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, if such shareholder previously requested to receive paper copies of these documents. Beginning on the date of the mailing of the Notice, all common shareholders and beneficial owners had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 on a website referred to in the Notice and to vote by proxy on the Internet.

ABOUT THE MEETING: QUESTIONS & ANSWERS

Why am I receiving this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 on Tuesday, May 23, 2017 at 9:00 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by First Potomac Realty Trust on behalf of our Board of Trustees. “We,” “our,” “us,” and the “Company” refer to First Potomac Realty Trust. This proxy statement, the enclosed proxy card and our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2016 are first being mailed to shareholders beginning on or about April 6, 2017.

What am I being asked to vote on, and what are the Board’s voting recommendations?

Proposal	Proposal Description	Board’s Voting Recommendation
Proposal 1: Election of Trustees	The election of six trustees to our Board of Trustees, each for a term expiring at the 2018 annual meeting	“FOR”
Proposal 2: Ratification of Appointment of KPMG LLP	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017	“FOR”
Proposal 3: Advisory Vote on Executive Compensation	The approval, on a non-binding advisory basis, of our named executive officer compensation	“FOR”
Proposal 4: Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation	The recommendation, on a non-binding advisory basis, of the frequency of holding advisory votes on named executive officer compensation	“One Year”
Proposal 5: Amendment to Our Charter	The approval of an amendment to our charter to allow shareholders to amend our bylaws by a majority vote	“FOR”

Will any other matters be voted on?

The proposals set forth in this proxy statement constitute the only business that the Board of Trustees intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the proxy card, or their substitutes, to vote on any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares, or their duly appointed proxies, as of the close of business on March 14, 2017, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

Who can attend the Annual Meeting?

All holders of our common shares at the close of business on March 14, 2017, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 14, 2017.

What will constitute a quorum at the Annual Meeting?

The representation in person or by proxy of a majority of the issued and outstanding common shares as of March 14, 2017 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. As of the March 14, 2017 record date, there were 58,712,937 common shares outstanding. If you have returned valid proxy instructions or if you hold your common shares in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after March 14, 2017, by the vote of a majority of the shares represented at the Annual Meeting in person or by proxy until a quorum has been obtained.

How do I vote?

Voting in Person at the Annual Meeting

If you are a shareholder of record and attend the Annual Meeting, you may vote in person at the meeting. If you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), and you wish to vote in person at the Annual Meeting, you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 14, 2017 and obtain a “legal proxy” from the bank, broker or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Shareholder

If you are a shareholder of record, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways:

•	Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com have your Notice, proxy card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your proxy card.

•	Vote by Phone. In order to vote by telephone, you must call 1-800-690-6903, have your Notice, proxy card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your proxy card.

•	Vote by Mail. To vote by mail, if you have not already received one, you may request a proxy card from us as instructed in the Notice and sign, date and mail the proxy card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name

If you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

How many votes are required for the proposals to be approved?

Proposal 1 (Election of Trustees): Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. For purposes of the election of trustees, abstentions and broker non-votes (described below) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board of Trustees. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Proposal 2 (Ratification of Appointment of KPMG LLP): The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, which is considered a routine matter (as discussed below). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 3 (Advisory Vote on Executive Compensation): The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of named executive officer compensation, commonly referred to as “say-on-pay.” For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 4 (Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation): The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of the frequency of holding the “say-on-pay” vote in the future. Since shareholders have several voting choices for this proposal, it is possible that no single choice will receive a majority of the votes cast. The option (every year, two years or three years) that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected, on a non-binding advisory basis, by the shareholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 5 (Amendment of Our Charter to Allow Shareholders to Amend Our Bylaws by a Majority Vote): The affirmative vote of the holders of two-thirds of our outstanding shares entitled to be cast on the matter is required to amend our charter to allow our bylaws to be amended by a majority vote of the outstanding shares entitled to be cast on the matter. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street” name on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of Appointment of KPMG LLP) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1, 3, 4 and 5 (Election of Trustees, Advisory Vote on Executive Compensation, Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation and Amendment of Our Charter, respectively) because such proposals are considered non-routine matters under the NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on any of these proposals.

How are proxy card votes counted?

If the accompanying proxy card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the proxy card is submitted, but voting instructions are not provided, the proxy will be voted “FOR” each of the trustee nominees, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, “FOR” approval, on a non-binding advisory basis, of the named executive officer compensation, “ONE YEAR” for the advisory vote on the frequency of holding shareholder advisory votes on named executive officer compensation, “FOR” the amendment to our charter to allow shareholders to amend our bylaws by a majority vote and as recommended by our Board of Trustees with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

May I change or revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a proxy card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

•	attending our Annual Meeting and voting in person.

If your common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Who pays the costs of soliciting proxies?

The Company will bear the costs of this solicitation, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to soliciting proxies through the Internet or by mail, proxies may be solicited by the trustees, officers and employees of the Company, for no additional compensation, by telephone, personal interviews or otherwise. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons for their out-of-pocket expenses.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

The Board of Trustees is currently comprised of eight trustees, all of whom have terms expiring at the Annual Meeting. As previously disclosed, Richard B. Chess is retiring upon expiration of his current term as a trustee, which expires at the Annual Meeting. In addition, in accordance with the terms of our Governance Guidelines, which provide that “[n]o Trustee may be nominated to a new term if he or she would be age 75 or older at the time of the election,” Alan G. Merten exceeds the age limit for trustees and also is retiring upon expiration of his current term as a trustee, which expires at the Annual Meeting. In connection with the foregoing, our Board of Trustees will be reduced from eight trustees to six trustees and, therefore, at the Annual Meeting, only six trustees will be nominated to serve until the 2018 Annual Meeting of Shareholders. The nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board of Trustees for election to serve as trustees for one-year terms until the 2018 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that the following trustees are “independent” trustees under the rules of the NYSE and under applicable rules of the SEC: Robert H. Arnold, James P. Hoffmann, Kati M. Penney, Thomas E. Robinson and Terry L. Stevens.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees. Under these circumstances, the Board of Trustees may also, as permitted by our bylaws, decrease the size of our Board of Trustees.

Nominees for Election as Trustees

The following table sets forth the names, ages and principal occupations of each of the trustees nominated for election at the Annual Meeting, and the period during which each has served as a trustee:

Name	Principal Occupation	Trustee Since	Age
Robert H. Arnold	Co-Managing Director, R.H. Arnold & Co., Inc.	2003	73
James P. Hoffmann	Former Partner and Senior Vice President, Wellington Management Company	2015	56
Robert Milkovich	President, Chief Executive Officer and Chief Operating Officer of the Company	2015	57
Kati M. Penney	Managing Director, Cross Country Consulting	2016	45
Thomas E. Robinson	Senior Advisor, Stifel	2013	69
Terry L. Stevens	Chairman of the Board of Trustees of the Company and Former Chief Financial Officer, Highwoods Properties, Inc.	2003	68

Set forth below are descriptions of the biographical information and specific qualifications and attributes of each of the trustees nominated for election at the Annual Meeting.

Robert H. Arnold has served since 1989 as the Co-Managing Director of R.H. Arnold & Co., Inc., a New York-based financial consulting firm which specializes in providing advisory services to U.S. and international institutions. He has served as a trustee since our initial public offering and was a director of First Potomac Realty Investment Trust, Inc. (our “Predecessor”) from 1997 until our initial public offering in 2003. Mr. Arnold has more than 30 years of financial experience including serving as the Treasurer of Merrill Lynch & Co. and the Chief Financial Officer of Merrill Lynch Capital Markets. Mr. Arnold also serves on the board of the Wilmington Funds. He received his Bachelor of Science, Master of Science and Ph.D. degrees from Northwestern University. Nominee’s Specific Qualifications: Mr. Arnold’s service at Merrill Lynch and as

Co-Managing Director of R.H. Arnold & Co., Inc. has provided him with extensive experience in investment banking and finance. This experience is particularly valuable in connection with the Company’s consideration of strategic alternatives and its involvement in the debt and equity markets. Mr. Arnold currently serves as chairperson of our Finance and Investment Committee. In addition, although he does not currently serve on the Audit Committee, our Board of Trustees has determined that Mr. Arnold qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

James P. Hoffmann is a former Partner and Senior Vice President of Wellington Management Company, an investment management company, where he served as the firm’s senior global REIT analyst and portfolio manager, as well as on numerous internal management oversight committees, from 1997 to 2012. Prior to that, he held analyst positions at Everen Securities, LaSalle Street Capital Management and Eastdil Realty, Inc. since 1986, and gained extensive experience covering REITs and other real estate portfolios across all property sectors. He also served as Senior Investment Officer, Real Estate, at the Washington State Investment Board from 1992 to 1994. Mr. Hoffmann has served as a trustee of the Company since 2015. Mr. Hoffmann currently serves on the board of directors of HCP, Inc. (NYSE: HCP). He also served on the Board of Directors of New York REIT, Inc. (NYSE: NYRT) from October 2016 to January 2017. Since March 2015, Mr. Hoffmann has been a member of the Board of Representatives of the International Market Centers, L.P., a private REIT, and also serves on its Audit Committee and Compensation Committee. He received a Bachelor of Science in Economics and Master of Science in Real Estate Appraisal & Investment Analysis from the University of Wisconsin. Nominee’s Specific Qualifications: Mr. Hoffmann’s thirty years of experience in real estate investment analysis and as a current director of another public REIT, as well as his comprehensive understanding of the global real estate investment industry, provide us with valuable insight with respect to our business and institutional shareholder perspectives, the evaluation of investment opportunities and the Company’s overall strategic planning process.

Robert Milkovich has served as President, Chief Executive Officer and a trustee of the Company since November 2015 and has served as Chief Operating Officer since joining the Company in June 2014. Mr. Milkovich has over 25 years of leadership in the greater Washington, D.C. commercial real estate industry, as well as elsewhere in the country. Prior to joining the Company, he served, since 2012, as President and Head of the Investment Committee of Spaulding & Slye Investments, a comprehensive real estate services and investment company that is a wholly owned subsidiary of JLL. He also served as Regional Director of Archon Group, L.P., an investment arm of the Merchant Banking Division of Goldman Sachs, which he joined in 2004, where he spearheaded the asset management of $2 billion for their Merchant Bank, Special Situations Group, and other parts of the firm, in addition to generating investment opportunities. Mr. Milkovich also previously served as Market Managing Director for CarrAmerica Realty Corporation, a then publicly traded office REIT headquartered in Washington, D.C., with primary responsibilities including overseeing asset management, development activities, portfolio investments and acquisition efforts. He currently serves as a Director and Investment Committee member for the University System of Maryland Foundation. Mr. Milkovich is on the Board and Membership Committee of the Economic Club of Washington, D.C. and is a member of the Urban Land Institute’s Office Development Counsel, and was a past president of The Real Estate Group in Washington, D.C. Mr. Milkovich graduated with a B.S. in Business Administration from the University of Maryland. Nominee’s Specific Qualifications: Mr. Milkovich’s 25 years of experience in commercial real estate and relationships in the commercial real estate industry, as well as his experience serving as President and Head of the Investment Committee of Spaulding & Slye Investments, provide us with strategic and decisive leadership.

Kati M. Penney is a Managing Director of Cross Country Consulting, a corporate advisory consulting firm, where she provides accounting and financial consulting services to private and public companies, a position she has held since December 2014. Prior to joining Cross Country Consulting, Ms. Penney served as an Assurance Partner at Ernst & Young and was a member of Ernst & Young’s Global Real Estate, Hospitality & Construction sector team from June 2007 through June 2014, and served as a Senior Manager from May 2002 through June 2007. Prior to joining Ernst & Young, Ms. Penney held various positions with Arthur Anderson from 1993 to 2002. Ms. Penney is on the Foundation Board of Children’s Hospital of Philadelphia and serves as Chair of its Cardiac Board of Visitors. She also currently serves as an advisor and guest lecturer at the Catholic

University School of Business & Economics. Ms. Penney received her Bachelors of Science and Masters in Accounting from the Catholic University of America and she is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Nominee’s Specific Qualifications: Ms. Penney’s 20 years of Big Four public accounting experience assisting public companies with transaction-related accounting matters, internal controls over financial reporting, and the application of technical accounting guidance, as well as her experience advising on spin-offs, mergers, acquisitions and dispositions, and securities offerings, qualify her to help the Board of Trustees fulfill its oversight responsibilities with respect to financial reporting, accounting and risk assessment functions, as well as the Company’s evaluation of strategic transactions. Our Board of Trustees has determined that Ms. Penney qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Thomas E. Robinson is Senior Advisor to the real estate investment banking group at Stifel, a full-service brokerage and investment banking firm, where he previously was a managing director and co-head of the real estate investment banking group. Prior to that position he served as President and Chief Financial Officer of Storage USA, Inc., a self-storage REIT, from 1994 to 1997. Mr. Robinson has served as a trustee of the Company since 2013. Mr. Robinson currently serves on the boards of directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT) and Essex Property Trust (NYSE: ESS). He is a former trustee of Centerpoint Properties Trust and BRE Properties, Inc. (NYSE: BRE), and a former director of Legg Mason Real Estate Investors, Inc. Mr. Robinson is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and in 2009 received its Industry Achievement Award for his wisdom, expertise, and service to the REIT industry. He holds a Bachelor’s degree from Washington and Lee University, a Juris Doctor degree from Suffolk University Law School, and a Master of Laws degree in Taxation from the Georgetown University Law Center. Nominee’s Specific Qualifications: Mr. Robinson’s experience as a former chief financial officer of a public REIT and as a current director of two public REITs, and his expertise in real estate finance/investment banking, accounting and the public equity markets qualify him to help ensure that the Board of Trustees fulfills its oversight responsibilities with respect to the Company’s overall strategic planning process, capital structure, financings and evaluation of investment opportunities. Mr. Robinson currently serves as chairperson of the Compensation Committee of the Board of Trustees.

Terry L. Stevens has served as Chairman of our Board of Trustees since July 2015, and as a trustee since our initial public offering in 2003. He was previously Senior Vice President and Chief Financial Officer of Highwoods Properties, Inc. (NYSE: HIW) (“Highwoods”) located in Raleigh, North Carolina until his retirement in September 2014. Mr. Stevens joined Highwoods in December 2003. Highwoods is a publicly traded real estate investment trust that owns office and industrial properties. Prior to joining Highwoods, from 1994 to 2003, Mr. Stevens held various executive positions, including Executive Vice President, Chief Financial Officer and Trustee, at Crown American Realty Trust, a publicly traded retail real estate company that merged with Pennsylvania Real Estate Investment Trust in November 2003. From 1990 to 1994, Mr. Stevens was Director of Financial Systems Development as well as Director of Internal Audit at AlliedSignal, Inc., a large multi-national manufacturer. He also spent 18 years with Price Waterhouse, including seven years as an audit partner. Mr. Stevens received a Bachelor of Science degree in physics from Juniata College and a Masters of Business Administration from The Wharton School. Nominee’s Specific Qualifications: Mr. Stevens’ experience as a former chief financial officer of two public REITs and as a former trustee of a public REIT, and his expertise in REIT accounting, real estate finance and the public equity markets qualify him to help the Board of Trustees fulfill its oversight responsibilities with respect to the Company’s overall strategic planning process, capital structure, financings and evaluation of investment opportunities, and financial reporting, accounting and risk assessment functions. Our Board of Trustees has determined that Mr. Stevens qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Trustees has appointed KPMG LLP (“KPMG”) as our Company’s independent registered public accounting firm for the year ending December 31, 2017. Although shareholder approval is not required, in recognition of the importance of this matter to our shareholders and as a matter of good corporate governance, our Board of Trustees has determined that it is in the best interest of our shareholders to seek shareholder ratification of our Audit Committee’s selection of KPMG as our independent registered public accounting firm.

If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors as it deems relevant, and may, but will not be required to, appoint a different independent registered public accounting firm.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

We expect that a representative of KPMG will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

Our corporate governance is structured in a manner that our Board of Trustees believes aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

WHAT WE DO	WHAT WE DON’T DO
83% Independent Trustees. Five of our six trustees standing for election have been determined by us to be “independent” as defined by the NYSE listing standards.	No Classified Board. Our trustees are elected annually for one-year terms.
Independent Chairman. Our Chairman of the Board is an independent trustee, which strengthens the role of our independent trustees and encourages independent Board leadership.	No Poison Pill. The Company does not have a “poison pill” or shareholder rights plan.
Majority Voting for Trustees. We recently adopted majority voting for uncontested trustee elections, which became effective in October 2015 and applies to the Annual Meeting.	Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute.
Entirely Independent Committees. All of the members of our Audit, Compensation and Nominating and Governance Committees are independent.	No Significant Related Party Transactions. We do not currently have any significant related party transactions and have robust related party transaction review procedures.
Audit Committee Financial Expert. Three of our trustees qualify as an “audit committee financial expert” as defined by the SEC.	No Pledging of Our Securities. None of our current executive officers or trustees are permitted to pledge our common shares or OP Units for margin or other loans.

Share Ownership Guidelines. Our share ownership guidelines require that our CEO and other executive vice presidents (whether or not they are named executive officers) own shares with an aggregate value of 4x and 2x current base salary, respectively. All non-employee trustees must hold common shares equal to at least the aggregate cash value of equity awards for the last four years.

No Hedging of Our Securities. Our anti-hedging policy prohibits our trustees, officers (including our named executive officers) and directors from engaging in the following transactions: (i) hedging or monetization transactions involving our securities; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

Limit Overboarding of Trustees. Our Governance Guidelines provide that no trustee may serve on more than four other public company boards. In addition, our CEO does not serve on any public company board other than our Board of Trustees.	Proposal to Limit Undue Restrictions on Shareholder Right to Amend Bylaws. Our Board of Trustees recently approved an amendment to our charter that would, if approved by shareholders at the Annual Meeting, allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter.

Recent Changes to Corporate Governance Practices

Our Board of Trustees values the input and insights of the Company’s shareholders and believes that effective shareholder engagement strengthens the Board’s role as an informed and engaged fiduciary. The Board of Trustees meaningfully integrates the feedback it receives from shareholders into its review and assessment of the Company’s corporate governance policies. In light of recent developments in corporate governance best practices, and in response to shareholder feedback, the Board of Trustees approved and implemented several corporate governance initiatives since our 2016 annual meeting that the Board of Trustees believes are in our best interests and the best interests of our shareholders, including:

•	appointing a new trustee, Kati M. Penney, to the Board of Trustees, demonstrating the Board’s ongoing commitment to Board refreshment, trustee succession planning and diversity;

•	amending our Governance Guidelines to provide that no trustee may be nominated to a new term if he or she would be age 75 or older at the time of the election, which reduces the retirement age of trustees from 77 to 75; and

•	adopting an amendment to our charter that would, if approved by shareholders at the Annual Meeting, allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter.

Corporate Governance Guidelines

Our Board of Trustees has adopted Governance Guidelines, which set forth a flexible framework within which the Board of Trustees, assisted by its committees, directs the affairs of the Company. The Governance Guidelines reflect the Board of Trustees’ commitment to monitoring the effectiveness of decision-making at the Board of Trustees and management level and ensuring adherence to good corporate governance principles. The Governance Guidelines address, among other things:

•	the responsibilities and qualifications of trustees, including trustee independence;

•	the responsibilities, composition and functioning of committees of the Board of Trustees;

•	the appointment and role of a lead independent trustee (in the event that the Chairman is not an independent Trustee);

•	trustee access to officers and employees and, as necessary and appropriate, independent advisors;

•	the principles of trustee compensation;

•	trustee orientation and continuing education;

•	management succession and review; and

•	annual performance evaluation of the Board of Trustees and its committees.

Our Corporate Governance guidelines are subject to periodic review by the Nominating and Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our trustees, officers (including the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the honest and ethical handling of actual or potential conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in the reports we file with, or submit to, the SEC and in other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	fair dealing with our customers, tenants, suppliers, competitors and employees;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics applicable to our executive officers or trustees may be made only by the approval of a majority of the disinterested members of the Board of Trustees and will be promptly disclosed to shareholders as required by law, stock exchange regulation or the requirements of the SEC. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on our website at www.first-potomac.com under the section “Investors — Corporate Governance.” Information on or accessible through our website is not and should not be considered a part of this proxy statement.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Governance Committee and our Finance and Investment Committee, our Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.first-potomac.com under the section “Investors — Corporate Governance,” and these documents are available in print to any shareholder upon request by writing to First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, Attention: Secretary. Information on or accessible through our website is not and should not be considered a part of this proxy statement.

Independence of Trustees

Our bylaws and Governance Guidelines and the listing standards of the NYSE require that a majority of our trustees be independent. Our Board of Trustees has adopted categorical standards to assist the Board of Trustees in evaluating the independence of each of the trustees. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between the Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:

•	Employment. The trustee is, or has been within the last three years, an employee of the Company, or his or her immediate family member is, or has been within the last three years, an executive officer, of the Company.

•	Other Compensation. The trustee has received or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding trustee and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

•	Auditor Affiliation. The trustee is a current partner or employee of a firm that is the Company’s internal or external auditor or the trustee’s immediate family member is a current partner of such a firm or a current employee of such a firm and as an employee participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or the trustee was or his or her immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	Interlocking Directorships. The trustee is or has been within the last three years, or his or her immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	Business Transactions. The trustee is a current employee, or his or her immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

The Board of Trustees, after broadly considering the above criteria and all relevant facts and circumstances regarding the past and current relationship of each trustee with the Company, determined that the following members of the Board of Trustees had no material relationship with the Company and were independent in accordance with the NYSE listing standards and applicable SEC rules: Robert H. Arnold, Richard B. Chess, James P. Hoffmann, Alan G. Merten, Kati M. Penney, Thomas E. Robinson and Terry L. Stevens. We presently have eight trustees, including these seven independent trustees. Robert Milkovich is not independent because he is an executive officer of the Company.

Board Leadership Structure

In 2015, our Board of Trustees separated the roles of the Chairman and Chief Executive Officer. As a result, our President and Chief Executive Officer is Robert Milkovich, while Terry L. Stevens, who is independent under the rules of the NYSE, serves as Chairman of the Board of Trustees. Our Board of Trustees has concluded that, in order to strengthen the role of our independent trustees and encourage independent Board leadership, the Board of Trustees shall maintain a leadership structure in which either the Chairman is an independent trustee under the rules of the NYSE or, if the Chairman is not independent, the independent trustees shall appoint a Lead Independent Trustee. As a result, our Governance Guidelines provide that, if at any time the Chairman is not independent under the rules of the NYSE, the Board of Trustees shall appoint a Lead Independent Trustee elected by the independent trustees. If elected under such circumstances, the Lead Independent Trustee will have the following duties and responsibilities:

•	coordinate the activities of the non-management trustees;

•	serve as a liaison between the non-management Trustees and the Chairman and senior management of the Company;

•	provide the Chairman with input with respect to, and approve, agendas for Board meetings;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	approve information sent to the Board;

•	serve as informal advisor to the Chairman regarding business, strategic and competitive issues, as well as corporate governance and Board practices;

•	ensure that non-management Trustees have adequate opportunity to meet and discuss issues in executive sessions without management present and to serve as chairman of such executive sessions;

•	have the authority to call meetings of the non-management trustees and set the agenda for any such meeting;

•	if the Chairman is unable to attend a Board meeting, act as chairman of such Board meeting in the Chairman’s absence;

•	be available, if requested by major shareholders, for consultation and direct communication with the Company’s shareholders on behalf of the non-management trustees; and

•	perform such duties as the Board of Trustees shall from time to time delegate.

We believe this Board leadership structure is appropriate for our Company at this time as it promotes effective independent leadership and direction regardless of whether, in the future, the Chairman is independent under the rules of the NYSE.

The Board’s Role in Risk Oversight

The Board of Trustees has overall responsibility for the oversight of the Company’s enterprise risk management process. In this regard, the Board of Trustees seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Trustees has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Trustees uses its committees to assist in its risk oversight function as follows:

•	Audit Committee — the Audit Committee oversees risks related to the Company’s financial statements, financial reporting, debt covenant compliance, accounting, the internal audit, and financial, legal and regulatory compliance. The Audit Committee meets separately with representatives of the Company’s independent auditing firm and internal auditing firm.

•	Compensation Committee — the Compensation Committee oversees risks in the areas of executive and trustee compensation, and evaluates the risks associated with all compensation programs of the Company.

•	Nominating and Governance Committee — the Nominating and Governance Committee oversees risks related to the Company’s governance structure and processes, including the trustee nomination and evaluation processes, compliance with our Code of Business Conduct and Ethics, Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE, and corporate governance-related risks.

•	Finance and Investment Committee — the Finance and Investment Committee oversees risks related to financial matters, debt covenant compliance, liquidity, business strategy, acquisitions and dispositions and the Company’s markets.

While the Board of Trustees oversees risk management as part of an on-going process, the Company’s management is charged with managing risk. Management periodically reports to the Board of Trustees and its committees, as appropriate, on the material risks to the Company, including in the areas of market condition, investment selection and optimization, access to capital, debt covenant compliance, refinancing of corporate and property level debt, tenant credit and leasing, and the mitigation activities intended to address such risks, and provides a quarterly update regarding the Company’s policies and procedures in place to minimize certain potential legal, regulatory and contractual risks.

Board Committees

Our Board of Trustees has four standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Committee members are appointed by the Board of Trustees upon the recommendation of the Nominating and Governance Committee, which annually reviews the composition of each committee. Actions taken by any committee of our Board of Trustees are reported to the Board of Trustees, usually at the meeting following such action. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE listing standards.

The table below provides membership information for each of the committees as of the date of this proxy statement:

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance and Investment Committee
Robert H. Arnold*		✓		Chair
Richard B. Chess	Chair		✓
James P. Hoffmann	✓			✓
Alan G. Merten		✓	Chair
Kati M. Penney*	✓			✓
Thomas E. Robinson		Chair		✓
Terry L. Stevens*	✓		✓
Number of meetings held during 2016	6	7	5	6

*	Audit committee financial expert

Audit Committee

Our Board of Trustees has established an Audit Committee, which consists of Messrs. Chess (Chair), Hoffmann and Stevens and Ms. Penney. Our Board of Trustees has determined that each of the Audit Committee members is independent, in accordance with the NYSE listing standards and applicable SEC rules, and that each of the members of the Audit Committee is financially literate, as that term is interpreted by our Board of Trustees. In addition, our Board of Trustees has determined that Mr. Stevens and Ms. Penney are each an “audit committee financial expert” as that term is defined in the applicable SEC rules. The Audit Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Audit Committee are to:

•	review and discuss with management and our independent registered public accounting firm our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	appoint, retain, compensate, oversee and evaluate the independent registered public accounting firm;

•	approve professional services provided by the independent registered public accounting firm;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	oversee the performance of the Company’s internal audit function;

•	provide an avenue of communication among the outside auditors, management and our Board of Trustees;

•	encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor, with the Board of Trustees, compliance with legal and regulatory requirements and the Company’s major risk exposures related to the Company’s financial statements, financial reporting, debt covenant compliance, accounting and annual audit and the steps management has taken to monitor and control such exposures.

The Audit Committee has authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee and has the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Audit Committee.

For more information, please see “Audit Committee Report” beginning on page 64.

Compensation Committee

Our Board of Trustees has established a Compensation Committee, which currently consists of Messrs. Robinson (Chair) and Arnold and Dr. Merten. Our Board has determined that each of the Compensation Committee members is independent in accordance with the NYSE listing standards and applicable SEC rules.

The Compensation Committee operates under a written charter adopted by our Board of Trustees. The Compensation Committee determines compensation for our executive officers and administers the Company’s 2009 Equity Compensation Plan (as amended, the “2009 Plan”). Although the Company’s 2003 Equity Compensation Plan (as amended, the “2003 Plan”) expired in 2013, awards remain outstanding under the 2003 Plan and, as such, the Compensation Committee administers awards outstanding under the 2003 Plan. The principal functions of the Compensation Committee include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and recommending to the independent members of the Board the compensation of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	determining and approving the compensation of our trustees;

•	reviewing our executive compensation plans, policies and programs;

•	implementing and administering our incentive and equity-based compensation plans;

•	administering and approving awards pursuant to these plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements; and

•	producing a report on executive compensation to be included in our annual proxy statement.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of trustee or executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Compensation Committee and has the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Compensation Committee. In selecting any such advisors or consultants, the Compensation Committee considers the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants.

Nominating and Governance Committee

Our Board of Trustees has established a Nominating and Governance Committee, which currently consists of Dr. Merten (Chair) and Messrs. Chess and Stevens. Our Board has determined that each of the Nominating and Governance Committee members is independent in accordance with NYSE listing standards and applicable SEC rules. The Nominating and Governance Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Nominating and Governance Committee include:

•	identifying and recommending to our Board of Trustees qualified candidates for service on our Board of Trustees;

•	implementing and monitoring our Governance Guidelines and Code of Business Conduct and Ethics;

•	reviewing and making recommendations on matters involving the general operation of our Board of Trustees, including board size and composition, and committee function, composition and structure;

•	establishing criteria for membership on each committee and recommending to our Board of Trustees nominees for each committee of our Board of Trustees;

•	overseeing the annual evaluation of the performance of our Board of Trustees, and the qualifications and independence of the Board of Trustees as a whole and of each individual trustee; and

•	overseeing matters regarding corporate governance-related risks.

Finance and Investment Committee

Our Board of Trustees has established a Finance and Investment Committee, which consists of Messrs. Arnold (Chair), Hoffmann and Robinson and Ms. Penney. The Finance and Investment Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Finance and Investment Committee include:

•	reviewing and overseeing the Company’s strategic business plan;

•	reviewing the Company’s long-term and short-term capital structure;

•	reviewing certain proposed asset acquisitions, dispositions and developments by the Company and making recommendations to the Board of Trustees with respect to such transactions above certain dollar thresholds;

•	reviewing and making recommendations to the Board of Trustees regarding proposed financing transactions; and

•	overseeing risk related to financial matters, debt covenant compliance, liquidity, business strategy, acquisitions and dispositions and the Company’s markets.

Other Committees

From time to time, our Board of Trustees may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Trustees.

Executive Sessions of Our Non-Management Trustees

Pursuant to our Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, the Board of Trustees regularly holds executive sessions that exclude our non-independent trustee and other members of our management team. There were four executive sessions held during 2016. Our independent Chairman presides over these executive sessions.

Trustee Attendance at Meetings of our Board of Trustees and its Committees and Annual Meeting of Shareholders

The Board of Trustees held 13 meetings in 2016, including telephonic meetings. All trustees attended at least 75% of the aggregate number of meetings of the Board of Trustees and its committees on which they served during 2016. On an aggregate basis, the trustees attended 95% of all meetings of the Board of Trustees and the committees on which each trustee served in 2016.

Our Governance Guidelines provide that, absent unusual or unforeseen circumstances, all trustees of the Company should attend the Company’s annual meetings of shareholders. All of our trustees then on the Board attended the 2016 Annual Meeting.

Trustee Selection Process

Process and Criteria for Identifying and Evaluating Trustee Candidates. The Nominating and Governance Committee is responsible for reviewing each year the qualifications and performance of each member of the Board of Trustees, the qualifications of potential new Board members, and the composition of the Board of Trustees as a whole.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board, (ii) officers and employees of the Company and (iii) shareholders of the Company. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity possessed by the current Board of Trustees, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Trustees. The Nominating and Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending trustee candidates.

Although the Nominating and Governance Committee does not have a formal policy with respect to diversity, we endeavor to have a diverse Board whose members represent a range of experiences and perspectives in business, finance and policy-making that are relevant to the Company’s business and markets. The Nominating and Governance Committee, therefore, focuses on the following criteria: a trustee’s independence qualifications under NYSE rules, diversity, business experience, ethics, leadership characteristics, financial acumen, industry and market knowledge, and knowledge of the public markets.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board of Trustees will then select the Board’s trustee nominees for shareholders to consider and vote upon at the annual meeting of shareholders.

Trustee Candidate Recommendations and Nominations by Shareholders. The Nominating and Governance Committee’s charter provides that the committee will consider trustee candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating and Governance Committee through the method described under “Communications with Our Board of Trustees” below. In addition, any shareholder entitled to vote for the election of trustees at the 2018 annual meeting of shareholders may nominate persons for election to the Board of Trustees if that shareholder complies with the notice procedures summarized in “Shareholder Proposals and Nominations for Our 2018 Annual Meeting” below. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the shareholders comply with the notice procedures.

Communications with Our Board of Trustees

Shareholders and other interested parties may communicate directly with our Board of Trustees as a whole, the non-management trustees of our Board, any committee of our Board or any specified individual trustee by sending a written communication c/o First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, Attention: Secretary. The Company does not screen mail, and all such letters will be forwarded to our Board, the non-management trustees and any such specified committee or individual trustee, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our related party transactions policy is set forth in the Company’s bylaws and Code of Business Conduct and Ethics. The policy provides that trustees and officers are prohibited from entering into agreements and transactions with the Company that involve a conflict of interest, unless such conflict is first disclosed to the Board of Trustees and waived by a majority of the disinterested members of the Board of Trustees. For these purposes, a conflict of interest exists when a person’s interests are not aligned or appear not be aligned, or interfere, or appear to interfere, in any way with the interests of the Company.

Certain Relationships

Employment and Related Agreements

We have entered into employment agreements with our named executive officers. The material terms of the employment agreements with our named executive officers are described under “Compensation of Executive Officers — Employment and Related Agreements” and “Compensation of Executive Officers — Potential Payments Upon Termination or a Change in Control.”

COMPENSATION OF TRUSTEES

The following table presents information relating to total compensation of our trustees for the fiscal year ended December 31, 2016. Robert Milkovich, our President, Chief Executive Officer and Chief Operating Officer, received no compensation for his service on the Board of Trustees.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert H. Arnold	$60,000	$54,996	—	—	—	$2,528(3)	$117,524
Richard B. Chess	$60,000	$54,996	—	—	—	$2,528(3)	$117,524
James P. Hoffmann	$50,000	$54,996	—	—	—	$2,528(3)	$107,524
Alan G. Merten	$60,000	$54,996	—	—	—	$2,528(3)	$117,524
Kati M. Penney(2)	$9,375	$32,028	—	—	—	$351(3)	$41,754
Thomas E. Robinson	$60,000	$54,996	—	—	—	$2,528(3)	$117,524
Terry L. Stevens	$95,000	$54,996	—	—	—	$2,528(3)	$152,524

(1)	In accordance with FASB ASC Topic 718, the amounts in this column reflect the grant-date fair value of restricted share awards made on May 24, 2016, with the exception of Ms. Penney who joined the board in October 2016 and received a pro-rated restricted share award, which is reflected as the grant-date fair value on October 24, 2016. The grant-date fair value of the restricted share awards was determined by multiplying the number of restricted shares by the closing sale price of our common shares on the date of issuance. At December 31, 2016, each trustee (except for Ms. Penney) held 6,138 restricted common shares that vest on May 23, 2017, assuming continued service by the trustee until that date. At December 31, 2016, Ms. Penney held 3,508 restricted common shares that vest on May 23, 2017, assuming her continued service as trustee until that date. There were no other unvested restricted common shares or outstanding options held by our non-management trustees as of December 31, 2016.
(2)	Ms. Penney was appointed to our Board of Trustees on October 24, 2016. Amounts reflect trustee fees earned for services from October 24, 2016 through December 31, 2016.
(3)	Represents the dividends earned on unvested restricted shares issued under the 2009 Plan.

Additional Information Regarding Compensation of Trustees

Annual Fees and Equity Awards. As compensation for serving on our Board of Trustees each of our non-employee trustees is entitled to receive an annual base cash fee of $35,000. The chairperson of each of the Audit Committee and Compensation Committee is entitled to receive an additional annual cash fee of $20,000 and the chairperson of each of the Nominating and Governance Committee and the Finance and Investment Committee is entitled to receive an additional annual cash fee of $15,000; provided, however, that a trustee may not receive more than one chairperson’s fee. The independent Chairman of the Board of Trustees is entitled to receive an additional annual cash fee of $45,000. Each member of the Audit Committee (other than the chairperson) is entitled to receive an additional annual cash fee of $10,000, each member of the Compensation Committee (other than the chairperson) is entitled to receive an additional annual cash fee of $10,000 and each non-employee trustee who was a member of any other committee of the Board of Trustees (other than the chairperson) is entitled to receive an additional annual cash fee of $5,000 with respect to each committee on which he serves. All of the fees are paid quarterly.

In addition, on May 24, 2016, each of our non-employee trustees (except for Ms. Penney, who joined the board in October and received a pro-rated restricted share award) received a grant of 6,138 restricted common shares (valued on the date of grant at approximately $55,000), all of which will vest on May 23, 2017, assuming continued service by the trustee until that date.

We reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees and any and all committees.

EXECUTIVE OFFICERS

The following table contains information regarding the current executive officers of the Company. These officers are appointed annually by the Board of Trustees and serve at the Board’s discretion.

Name	Age	Position
Robert Milkovich	57	President, Chief Executive Officer and Chief Operating Officer
Andrew P. Blocher	52	Executive Vice President, Chief Financial Officer and Treasurer
Samantha S. Gallagher	40	Executive Vice President, General Counsel and Secretary

Robert Milkovich. See Mr. Milkovich’s information on page 7.

Andrew P. Blocher joined the Company in October 2012 as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Blocher has over 20 years of finance and capital markets experience, including 15 years in the public REIT sector. Prior to joining the Company, Mr. Blocher was the Chief Financial Officer at Federal Realty Investment Trust (NYSE: FRT), a publicly traded retail REIT, where he had oversight of the finance, accounting, human resources, investor relations and information technology departments. Mr. Blocher joined Federal Realty Investment Trust in 2000 as Vice President, Investor Relations and was promoted to Senior Vice President in 2007 and to Chief Financial Officer in 2008. Mr. Blocher had served as Director, Structured Finance Marketing and Modeling, at Freddie Mac, as well as Vice President of Capital Markets for CRIIMI MAE Inc., a mortgage REIT. Mr. Blocher is a member of the National Association of Real Estate Investment Trusts (NAREIT). In addition, he currently serves as a member of the Board of Directors of Make-A-Wish® Mid-Atlantic, Inc., and serves as a member of its Executive Committee, as well as Chairman of its Audit and Finance Committee. Mr. Blocher received his Bachelor of Science degree in Finance from Indiana University in Bloomington and his Masters of Business Administration in Finance from The George Washington University.

Samantha Sacks Gallagher joined the Company in October 2014 as Executive Vice President, General Counsel and Secretary. Ms. Gallagher serves as the Company’s chief legal officer and leads the Company’s corporate legal function. In her role, she has leadership responsibility for corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing litigation, as well as managing outside counsel. Ms. Gallagher has over 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as a Partner at Arnold & Porter LLP in the firm’s Corporate and Securities Practice. She also previously served as a Partner at Hogan Lovells US LLP in the firm’s Corporate, Capital Markets and REIT practice groups (having joined Hogan as a corporate attorney in 2001). While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She currently serves on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc., where she is Chair of its Governance Committee and is a member of its Executive Committee. Ms. Gallagher received her Juris Doctor degree from Georgetown University Law Center, cum laude, and her Bachelor of Arts degree from Princeton University, summa cum laude.

SHARE OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 14, 2017, regarding the Company’s common shares owned of record or known to the Company to be owned beneficially by each trustee and nominee for trustee, each named executive officer and all trustees and executive officers as a group. At March 14, 2017, there were 58,712,937 common shares outstanding. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table has sole voting and investment power over the common shares beneficially owned by that person. Unless otherwise indicated, the address for each individual listed below is c/o First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)	Percent of Class
Robert Milkovich	398,209(2)	*
Andrew P. Blocher	315,096(3)	*
Samantha S. Gallagher	221,834(4)	*
James P. Hoffmann	95,320(5)	*
Terry L. Stevens	46,508(5)	*
Alan G. Merten	42,274(5)	*
Richard B. Chess	37,607(5)	*
Robert H. Arnold	34,255(5)	*
Thomas E. Robinson	18,807(5)	*
Kati M. Penney	3,508(6)	*

All Trustees and Executive Officers as a group (10 persons)	1,213,418	2.1%

*	Represents less than one percent of the Company’s issued and outstanding shares.
(1)	Includes the number of common shares that are issuable upon exercise of options that are exercisable within 60 days of March 14, 2017 (of which there are currently none outstanding).
(2)	Includes (i) 154,103 performance-based restricted common shares that will vest from 0% to 150% based upon the achievement of relative and absolute shareholder return goals and (ii) 222,805 restricted common shares that vest over time.
(3)	Includes (i) 89,529 performance-based restricted common shares that will vest from 0% to 150% based upon the achievement of relative and absolute shareholder return goals and (ii) 126,918 restricted common shares that vest over time. Mr. Blocher shares voting and investment power with his wife on 98,649 unrestricted common shares.
(4)	Includes (i) 83,018 performance-based restricted common shares that will vest from 0% to 150% based upon the achievement of relative and absolute shareholder return goals and (ii) 110,910 restricted common shares that vest over time. Ms. Gallagher shares voting and investment power with her husband on 27,906 unrestricted common shares.
(5)	Includes 6,138 restricted common shares that vest on May 23, 2017, assuming continued service by the trustee until that date.
(6)	Consists of restricted common shares that vest on May 23, 2017, assuming continued service by the trustee until that date.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, based upon information available to the Company, the following table sets forth the beneficial owners of more than 5% of the Company’s common shares as of March 14, 2017. At March 14, 2017, there were 58,712,937 common shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.	8,837,492(1)	15.1%
100 Vanguard Blvd.
Malvern, PA 19355

FMR LLC	8,032,918(2)	13.7%
245 Summer Street
Boston, MA 02210

T. Rowe Price Associates, Inc. — T. Rowe Price Small-Cap Value Fund, Inc.	6,721,274(3)	11.4%
100 East Pratt Street
Baltimore, MD 21202

BlackRock, Inc.	5,293,103(4)	9.0%
55 East 52nd Street
New York, NY 10055

Prudential Financial, Inc.	4,472,913(5)	7.6%
751 Broad Street
Newark, NJ 07102

Vanguard Specialized Funds — Vanguard REIT Index Fund	4,412,411(6)	7.5%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Information based on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, Inc. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 149,437 common shares, shared voting power over 70,736 common shares, sole dispositive power over 8,699,768 common shares and shared dispositive power over 137,724 common shares. The Schedule 13G/A further indicates that the following wholly owned subsidiaries of The Vanguard Group, Inc. are the beneficial owners of the number and percentage of common shares set forth after their name: Vanguard Fiduciary Trust Company (66,988 common shares; 0.11%), as a result of serving as investment manager of collective trust accounts; and Vanguard Investments Australia, Ltd. (153,185 common shares; 0.26%), as a result of serving as investment manager of Australian investment offerings.
(2)	Information based on a Schedule 13G/A filed jointly with the SEC on February 14, 2017 by FMR LLC and Abigail P. Johnson. The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power over 448,063 common shares and sole dispositive power over 8,032,918 common shares. Abigail P. Johnson reported sole dispositive power with respect to the same 8,032,918 shares. The Schedule 13G/A indicates that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The Schedule 13G/A further indicates that the following subsidiaries of FMR LLC acquired, and are beneficial owners of, the common shares reported on the Schedule 13G/A: Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. (an investment advisor) and Strategic Advisers, Inc. (an investment advisor).
(3)	Information based on a Schedule 13G/A filed jointly with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. is an investment adviser with sole voting power over 1,700,934 common shares and sole dispositive power over 6,721,274 common shares. The Schedule 13G/A further indicates that T. Rowe Price Small-Cap Value Fund, Inc. is an investment company with sole voting power over 4,992,440 common shares (8.5%), which common shares are included in the aggregate amount of common shares reported as beneficially owned by T. Rowe Price Associates, Inc.

(4)	Information based on a Schedule 13G/A filed with the SEC on January 24, 2017 by BlackRock, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company or control person with the sole voting power over 5,129,581 common shares and sole dispositive power over 5,293,103 common shares. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock, Inc. acquired, and are beneficial owners of, the common shares reported on the Schedule 13G/A: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.
(5)	Information based on a Schedule 13G/A filed with the SEC on January 24, 2017 by Prudential Financial, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power over 706,269 common shares, shared voting power over 3,766,644 common shares, sole dispositive power over 706,269 common shares and shared dispositive power over 3,766,644 common shares. The Schedule 13G/A further indicates that Prudential Financial, Inc. is the indirect parent of the following subsidiaries (each of which are investment advisors), who are the beneficial owners of the number and percentage of common shares set forth after their name: PGIM, Inc. (4,241,708 common shares; 7.27%); and Quantitative Management Associates LLC (231,205 common shares; 0.40%).
(6)	Information based on a Schedule 13G/A filed with the SEC on February 13, 2017 by Vanguard Specialized Funds — Vanguard REIT Index Fund. The Schedule 13G/A indicates that the reporting entity is an investment company with sole voting power over 4,412,411 common shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Thomas E. Robinson (Chair), Robert H. Arnold and Alan G. Merten, each of whom is an independent trustee. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2016 there were no interlocks with other companies within the meaning of the SEC’s rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on that review and discussion, the committee recommended to our Board of Trustees that it be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Thomas E. Robinson, Chairperson

Robert H. Arnold

Alan G. Merten

The foregoing report does not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Trustees is responsible for designing and administering the underlying policies and principles of our executive officer compensation program. This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers and describes how and why the Compensation Committee made its 2016 compensation decisions. Our named executive officers for 2016 (the “named executive officers” or “executive officers”) were as follows:

Named Executive Officer	Position in 2016
Robert Milkovich	President, Chief Executive Officer and Chief Operating Officer
Andrew P. Blocher	Executive Vice President, Chief Financial Officer and Treasurer
Samantha S. Gallagher	Executive Vice President, General Counsel and Secretary

This Compensation Discussion and Analysis is organized as follows:

Executive Summary

Compensation Philosophy and Objectives

The underlying principles of our executive compensation program are to reward executives for developing and executing strategies that create shareholder value, drive financial and strategic results and enhance our competitive position within the industry and markets in which we compete. The specific objectives of our executive compensation program are to:

•	attract and retain highly qualified executive officers;

•	provide a total compensation package that is competitive with those provided by our peer group and appropriate to each named executive officer’s experience, responsibilities and performance;

•	create the proper incentives for our executive officers to achieve corporate and individual performance objectives and maximize shareholder value over the long-term;

•	motivate our named executive officers to achieve our Company’s goals by tying a significant portion of executive compensation to our achievement of pre-established short- and long-term financial and operating objectives and the executive’s individual contributions to the achievement of those objectives;

•	provide the opportunity to earn compensation that approximates the median of peers for target performance, and above or below the median of the peer group depending on the Company’s achievement of certain goals; and

•	encourage executive share ownership by providing long-term incentives that align the interests of our executive officers with those of our shareholders and further the goals of executive retention.

2016 Business and Governance Highlights

The following are examples of key achievements and initiatives of the Company in 2016:

•	Announced the details of the Company’s strategic plan, the focus of which is to de-risk the portfolio, de-lever the balance sheet and maximize asset values.

•	Delivered a total shareholder return of 35.9% from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2016, and a relative shareholder return as compared to the MSCI US REIT Index (“RMS”) of +21.1% during that same period.

•	Increased leased percentage year-over-year from 92.1% to 93.8% (a 170 basis-point increase) and occupied percentage from 90.3% to 92.6% (a 230 basis-point increase), despite a difficult leasing environment in the greater Washington, D.C. region.

•	Executed 834,000 square feet of leases, including 299,000 square feet of new leases and 535,000 square feet of renewal leases, and achieved a tenant retention rate of 74% for 2016.

•	Sold nine non-core properties, including Storey Park, a development site located in the NoMa submarket of Washington, D.C., for aggregate gross proceeds of $146.1 million. The sale of these assets was consistent with our strategic plan and our focus on the ownership and management of high-quality office properties.

•	Increased same-property net operating income year-over-year by 2.4% on an accrual basis (and, excluding the $1.4 million write-off of lease incentives and straight-line rent abatement associated with a defaulting tenant at 840 First Street, NE, same-property net operating income would have increased 3.9% year-over-year).

•	Reported Core FFO of $63.9 million, or $1.06 per diluted share, which is an increase of approximately 3.9% on a per share basis over the prior year.

•	Delivered the Northern Virginia build-to-suit office building to the GSA and commenced revenue recognition of the fully leased building in August 2016, completing the project on budget and slightly ahead of schedule.

•	Redeemed all $160 million of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares.

•	Continued to execute on our successful leadership transition following the appointment of Robert Milkovich to the roles of President and Chief Executive Officer in late 2015.

•	Continued to enhance our investment and asset management capabilities with the appointment of Tricia Moore as Senior Vice President, Investments and Portfolio Management in October 2016.

•	Continued to strengthen our independent Board of Trustees, with the addition of Kati M. Penney to our Board. Ms. Penney is currently a Managing Director at Cross Country Consulting, a corporate advisory consulting firm, where she provides accounting and financial consulting services to private and public companies.

We believe that all of these achievements and initiatives helped drive strong operating and financial results throughout 2016, and position us with positive operating momentum, a strong balance sheet and capital available to support future growth and drive shareholder returns. In particular, we believe that the Company’s strategic plan has been well-received by our shareholders and we have already started realizing the benefits of the strategic and forward-thinking actions that we took in 2016 pursuant to the strategic plan. The following charts demonstrate our absolute and relative total shareholder return since February 22, 2016 (the date of announcement of the strategic plan) through December 31, 2016, as well as showing such information for the full-year 2016 (thereby demonstrating the impact of the strategic plan and the initiatives implemented pursuant to the strategic plan). The charts compare our total shareholder return to the MSCI US REIT Index.

Impact of the Leadership Transition on 2016 Compensation

On November 8, 2015, the Company undertook a leadership transition, pursuant to which Robert Milkovich was promoted to President and Chief Executive Officer, and was appointed to the Board of Trustees. In connection with this leadership transition, the Compensation Committee of the Board of Trustees undertook a comprehensive review of the Company’s executive compensation arrangements, with a view toward compensating the Company’s current executive officers in a manner that (i) reflects current market practices, (ii) recognizes the increase in responsibilities of the Company’s executive officers in light of the leadership transition, (iii) provides uniformity among the employment arrangements of the Company’s executive officers, and (iv) implements certain governance changes by (a) providing that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination and (b) eliminating any remaining 280G gross-up provisions from prior employment arrangements.

As a result of that review, in January 2016, the Compensation Committee concluded that the following steps were warranted:

•	New Employment Agreements. The Compensation Committee negotiated and recommended, and the independent members of the Board of Trustees approved, new employment agreements with our named executive officers, which replaced the legacy severance arrangements that were previously in effect for such executive officers. In connection with these new employment agreements, the executives agreed to certain concessions in order to reflect current market practices. In particular, the new employment agreements (i) do not contain any 280G or other tax gross up payments, (ii) provide that the severance payments will generally be based on a multiple of the average (rather than highest) bonus paid to the executives in the three years prior to their termination, (iii) do not contain any excessive perquisites, and (iv) require a double trigger (a change of control and a termination of employment) for change of control severance payments. Pursuant to the new employment agreements, each such named executive officer is entitled to certain severance benefits based on the nature of their termination. See “Compensation of Executive Officers — Employment and Related Agreements” below for a discussion of these new employment agreements.

•	Adjusted Base Salary, Short-Term Incentive Award Target and Long-Term Incentive Award Target for Mr. Milkovich. In connection with his promotion, the Compensation Committee recommended, and the Board of Trustees approved, the following:

○	an increase in Mr. Milkovich’s base salary from $360,500 to $550,000 (which salary for his new role as Chief Executive Officer represents an 11% decrease from the 2015 salary of the Company’s former Chief Executive Officer);

○	an increase in Mr. Milkovich’s short-term incentive award target from 80% of his previous base salary to 100% of his base salary for the 2016 plan year (which short-term incentive award target represents a 41% decrease from the 2015 short-term incentive award target set for the Company’s former Chief Executive Officer); and

○	an increase in the target amount of Mr. Milkovich’s long-term incentive award from $550,000 to $900,000 for the portion of the 2015 plan year from November 8, 2015 to December 31, 2015 and for the 2016 plan year (which target represents an 18% decrease from the long term incentive compensation program target set for the Company’s former Chief Executive Officer for the 2015 plan year).

•

Special Equity Awards. Although the Compensation Committee has not historically made special equity awards, in recognition of the increase in responsibilities of the Company’s executive officers in light of the leadership transition, and the Company’s interest in retaining these executives in light of the competitive market environment, the Compensation Committee approved (or, with respect to Mr. Milkovich, the Compensation Committee recommended and the Board of Trustees approved) the following restricted share awards: an award of 150,000 restricted common shares for Mr. Milkovich;

an award of 75,000 restricted common shares for Mr. Blocher; and an award of 65,000 restricted common shares for Ms. Gallagher, each of which were granted on January 13, 2016 and vest in one-quarter increments on the second through fifth anniversaries of the date of grant.

Compensation Structure Highlights

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO

Pay for Performance. We provide alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of multiple operational and strategic goals through our short-term incentive program, as well as rigorous absolute and relative shareholder return goals through our long-term incentive program.

Balanced Compensation. We balance overall compensation by linking some portions of pay to annual performance goals and some portions (particularly long-term incentive compensation) to multi-year performance goals.

Forward-Looking Long-Term Incentive Compensation Structure. We are transitioning to a long-term incentive compensation structure that is based on forward-looking performance over a multi-year performance period. The shift from a historical “looking back” structure to the new forward-looking structure reflects market practice and was established in consultation with the Compensation Committee’s compensation consultant.

Performance-Based Awards Include Additional Time-Based Vesting Component to Enhance Retention. We require that awards earned for performance over a multi-year period are subject to additional time-based vesting after the performance period to enhance retention.

Double-Trigger Severance Payments. Under our executives’ employment agreements, a “change in control” by itself is not sufficient to trigger severance payments — it must also be accompanied by a qualifying termination.

Clawback Policy. We have a clawback policy that provides for the recoupment of performance-based compensation if an officer engaged in fraud or willful misconduct that caused or otherwise contributed to a requirement for any restatement of Company’s financials.

Share Ownership Guidelines. We have share ownership guidelines for our CEO, executive vice presidents and trustees.

Independent Compensation Consultant. The compensation committee retained FPL Associates, a nationally recognized compensation consulting firm, to review and provide recommendations regarding our executive compensation program.

Compensation Risk Assessments. We conduct annual compensation risk assessments to ensure the executive compensation program does not encourage excessively risky behaviors.

WHAT WE DON’T DO

No Guaranteed Annual Salary Increases or Minimum Bonuses. We do not guarantee annual salary increases (salary increases are made only in the discretion of the compensation committee), nor do we pay guaranteed minimum bonuses.

No Dividends Paid on Unearned Performance-Based Restricted Shares. Under our current plans, dividends on performance-based restricted shares will not be paid unless and until the shares are earned.

Target Compensation Not Above Median of Peer Group. The target compensation level set by our compensation committee for the named executive officers collectively is not set above the median level set for named executive officers by other companies in our peer group.

No Excise Tax Gross-Ups. In connection with our executives’ new employment agreements, which were executed in January 2016, we eliminated any remaining 280G gross-up provisions from prior employment arrangements.

No Excess Perquisites. We provide no perquisites or other personal benefits to the named executive officers that are not available to all employees of the Company.

Limited Retirement and Benefit Plans. We do not maintain any defined benefit or supplemental retirement plans.

No Repricing Underwater Options and Share Appreciation Rights. We do not allow for repricing or buyouts of underwater options or share appreciation rights.

No Pledging of Our Securities. None of our named executive officers or trustees are permitted to pledge our common shares or OP Units for margin or other loans.

No Hedging of Our Securities. Our anti-hedging policy (contained within our Insider Trading Policy) prohibits our trustees, officers (including our named executive officers) and directors from engaging in the following transactions: (i) hedging or monetization transactions involving our securities; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

Improvements to the Long-Term Incentive Program Structure

The Company made significant changes to its long-term incentive plan structure in 2016. Specifically, the Compensation Committee decided to transition to a long-term incentive compensation structure that is based on forward-looking performance (which features awards made at the beginning of a performance period, subject to being earned) rather than historical performance. Under the Company’s long-term incentive program adopted in April 2013 (the “2013 LTI Program”), with respect to the performance-based portion of the 2013 LTI Program, awards of restricted common shares are made after the completion of the performance period (if performance met or exceeded the threshold requirement). Pursuant to the new long-term incentive program structure, the Company’s named executive officers received an upfront grant (the “2016-2018 LTI Awards”) of performance-based restricted common shares (“performance shares”) in July 2016. The amount of performance shares earned pursuant to the 2016-2018 LTI Awards will not be known until the end of 2018, as it is based upon the achievement of relative and absolute total shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018. The relative shareholder return goal for the 2016-2018 LTI Awards reflects a 50-basis-point increase to each of the threshold, target and stretch performance levels set forth in the 2013 LTI Program. The shift in structure for long-term incentive compensation, phasing out the historical “looking back” structure and implementing the new forward-looking structure, reflects market practice and was established in consultation with the Compensation Committee’s compensation consultant. In order to avoid cancelling or restarting performance periods that had already commenced, the Compensation Committee has decided to maintain the 2013 LTI Program for the three-year periods from January 1, 2014 to December 31, 2016 and from January 1, 2015 to December 31, 2017 (since such performance periods were already substantially underway). However, it is important to note that the transition to the forward-looking structure under the 2016-2018 LTI Awards (and future forward-looking grants) will not have any duplicative economic impact (benefit) on the Company’s named executive officers and their ongoing long-term incentive compensation opportunities (as the 2013 LTI Program and the 2016-2018 LTI Awards cover different three-year performance periods). See “— Principal Components of Named Executive Officer Compensation — Long-Term Incentive Compensation — Long-Term Incentive Compensation Program”. The diagram below depicts the July 2016 grant of the 2016-2018 LTI Awards (though note that in the future such grants will be made in the first quarter of the fiscal year) and the overlap of awards pursuant to two distinct programs that were designed to reward performance for two separate timeframes.

(1) The performance measurement period for the 2016-2018 LTI Awards is from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018.

Alignment of Pay with Performance

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of operational and strategic goals through our short-term incentive program, as well as rigorous absolute and relative shareholder return goals through our long-term incentive program. In 2016, 54.5% of our Chief Executive Officer’s total target compensation and 51.3% of our other named executive officer’s total target compensation was performance-based and not guaranteed and 45.5% and 48.7%, respectively, was fixed (including base salary and time-based restricted share grants under our 2013 LTI Program, the latter of which vest over a three-year period, with the ultimate value subject to our share performance). To build even stronger pay-for-performance alignment with our shareholders, long-term incentive awards are predominantly “at-risk” performance-based equity awards, the ultimate value of which depends entirely on the Company’s future absolute and relative shareholder return. The following charts present the allocation of total pay among different components for our Chief Executive Officer and the weighted-average of each component for our other named executive officers as a group.

2016 Target Pay Mix - Chief Executive Officer	2016 Target Pay Mix - Other NEOs (Avg.)

The Compensation Committee believes that the long-term incentive compensation awards issued to the named executive officers pursuant to the 2013 LTI Program and the 2016-2018 LTI Awards appropriately align our named executive officers’ focus on achieving the Company’s strategic objectives with the absolute and relative shareholder return expectations of our shareholders. The following charts reflect: the actual amount of the long-term incentive awards earned by the named executive officers as a group pursuant to the performance component of the annual award under the 2013 LTI Program for the 2015 and 2016 plan years (based on actual results measured over the three-year periods from January 1, 2013 to December 31, 2015 and January 1, 2014 to December 31, 2016, respectively); the estimated value to be earned for the named executive officers as a group pursuant to the performance component of the annual award under the 2013 LTI Program for the 2017 plan year (based on tracking data for the performance period from January 1, 2015 to December 31, 2017, measured as of December 31, 2016, which could change over the balance of the performance period); and the estimated value to be earned for the named executive officers as a group for the 2016-2018 LTI Awards (based on tracking data for the performance period from February 22, 2016 to December 31, 2018, measured as of December 31, 2016, which could change over the balance of the performance period). The data demonstrate that our named executive officers’ performance-based pay embodies a strong alignment between executive compensation and performance.

2013 - 2015 Performance Period under 2013 LTI Program (2015 Plan Year)				2014 - 2016 Performance Period under 2013 LTI Program (2016 Plan Year)

Performance Tier	Relative TSR vs. MSCI US REIT Index	Absolute TSR	Percent Earned (Value Relative to Target)	Performance Tier	Relative TSR vs. MSCI US REIT Index	Absolute TSR	Percent Earned (Value Relative to Target)

Threshold	-300 bps	7.00%	50%	Threshold	-300 bps	7.00%	50%

Target	0 bps	10.00%	100%	Target	0 bps	10.00%	100%

Stretch	+300 bps	13.00%	150%	Stretch	+300 bps	13.00%	150%
2015 - 2017 Performance Period under 2013 LTI Program (2017 Plan Year)				2016 - 2018 Performance-Based LTI Award

Performance Tier	Relative TSR vs. MSCI US REIT Index	Absolute TSR	Percent Earned (Value Relative to Target)	Performance Tier	Relative TSR vs. MSCI US REIT Index	Absolute TSR	Percent Earned (Granted at Target)

Threshold	-300 bps	7.00%	50%	Threshold	-250 bps	7.00%	50%

Target	0 bps	10.00%	100%	Target	+50 bps	10.00%	100%

Stretch	+300 bps	13.00%	150%	Stretch	+350 bps	13.00%	150%

				(1) Performance period measured from February 22, 2016 - December 31, 2016.

Process for Setting Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for designing and administering our executive officer compensation program. Among other duties, the Compensation Committee is responsible for the following:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and recommending to the independent members of the Board of Trustees the total compensation of the Chief Executive Officer; and

•	reviewing and approving the total compensation of our other executive officers, including equity-based awards, based on the recommendations of the Chief Executive Officer.

The Compensation Committee is supported in its work by an executive compensation consultant, as described below. The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.first-potomac.com, under the section, “Investors — Corporate Governance.” Information on or accessible through our website is not and should not be considered part of this proxy statement.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer meets with the Compensation Committee to discuss his specific recommendations regarding the base salary, short-term incentive compensation and long-term incentive compensation of each of our named executive officers and provide further insight and details of each executive officer’s performance.

The Compensation Committee believes it is valuable to consider the recommendations of the Chief Executive Officer with respect to these matters because, given his knowledge of our operations, the real estate industry generally and our markets in particular, and the day-to-day responsibilities of such named executive officers, he is in a unique position to provide the Compensation Committee perspective into the most appropriate measures and goals in light of our business at a given point in time. However, the Compensation Committee makes all final determinations on issues within the scope of its authority, including with respect to executive officer compensation.

Role of the Compensation Consultant

The Compensation Committee has retained FPL Associates (“FPL”) to serve as its independent compensation consultant. FPL reports directly to the Compensation Committee for all services related to executive officer compensation. The assigned consultant from FPL generally attends meetings of the Compensation Committee; however, the Compensation Committee makes all decisions regarding the compensation of our named executive officers.

In selecting its compensation consultants, the Compensation Committee considered the independence of such consultants in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee has analyzed the work of FPL and has determined that FPL’s work does not raise any conflicts of interest. FPL and its affiliates do not provide any services or products to the Company or management without the approval of the Chairperson of the Compensation Committee. To date, no such services or products have been provided to us by FPL, and there are no business or personal relationships that raise the possibility of a conflict of interest between FPL or its affiliates, on the one hand, and the Compensation Committee or the Company, on the other hand.

Peer Group Analysis

The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group consisting of other publicly traded REITs, based on data compiled by FPL. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against these peer companies (“benchmarking analysis”) to ensure that the Company attracts and retains highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers.

FPL assists the Compensation Committee in selecting the Company’s peer group, based on a methodology utilizing the following primary factors: (i) focus on office operations or a hybrid portfolio that includes office properties; (ii) a presence in the Mid-Atlantic region; and/or (iii) similarity in size in terms of total market capitalization. As our portfolio of properties has changed over time, we implemented several adjustments to the peer group to better reflect our current footprint. Based on all of the foregoing factors, in arriving at fiscal 2016 compensation opportunities, FPL analyzed compensation practices within the following peer group of REITs:

Peer Group for 2016 Compensation

Armada Hoffler Properties, Inc.

Cedar Realty Trust, Inc.

Corporate Office Properties Trust

Cousins Properties Incorporated

Easterly Government Properties, Inc.

EastGroup Properties, Inc.

Pebblebrook Hotel Trust

Ramco-Gershenson Properties Trust

Rexford Industrial Realty, Inc. STAG Industrial, Inc. Terreno Realty Corporation TIER REIT, Inc. Urstadt Biddle Properties Inc. Washington Real Estate Investment Trust Whitestone REIT

In 2016, the Compensation Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the named executive officers. This data consisted of base salary, annual cash incentive award and equity award information (the latter two components on an actual and target basis), as well as total remuneration paid by each of the peer companies based on proxy statements and Form 4 filings (which reflect the latest comprehensive data publicly available), as well as FPL’s proprietary database, which also includes data from the NAREIT Compensation Survey (which FPL conducts). FPL’s analysis concluded that the peer companies generally have compensation programs comparable to ours, with annual bonuses typically in the form of cash and long-term compensation typically in the form of performance-based equity awards with additional time-based vesting. The Compensation Committee typically uses the median levels of compensation within the peer group as an initial point of reference for setting pay; however, the Compensation Committee does not specifically target a percentile for benchmarking purposes and actual compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation Committee for the executive officers. The Compensation Committee expects to review the peer group periodically and make changes as warranted and deemed appropriate by the Compensation Committee.

On a target basis, using the award opportunities established under the 2013 LTI Program and the 2016-2018 LTI Awards, total target compensation for the named executive officers ranked near the peer group median, but actual compensation will fluctuate based on the absolute and relative total shareholder return hurdles established under the 2013 LTI Program and the 2016-2018 LTI Awards, as well as performance under the hurdles established under the short-term incentive plan.

Results of 2016 Advisory Vote on Executive Compensation

We provide our shareholders an annual opportunity to indicate whether they support our compensation practices for our named executive officers. As previously reported, there was strong support by shareholders at our 2016 Annual Meeting of Shareholders for the compensation program, with 97% of the votes cast on the “say-on-pay” proposal in favor of the advisory vote to approve our named executive officer compensation for 2015. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of this most recent advisory vote on executive compensation, the Compensation Committee concluded that the executive compensation program, which was significantly revised in 2013 to more closely align executive compensation with performance, has strong shareholder support. Accordingly, no significant changes were made to the executive compensation program as a result of the advisory vote. However, despite strong shareholder support for our compensation program, as discussed above under “— Executive Summary — Improvements to the Long-Term Incentive Program Structure”, the Compensation Committee decided to proactively transition to a long-term incentive compensation structure that is based on forward-looking performance rather than historical performance. The Compensation Committee believes that this shift in the structure of long-term incentive compensation, which was established in consultation with the compensation consultant, reflects current market practice.

At the Annual Meeting, we will again hold an annual advisory vote by shareholders (the “say-on-pay” proposal) to approve the compensation of our named executive officers for 2016. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on named executive officer compensation, as well as informal feedback from shareholders.

Principal Components of Named Executive Officer Compensation

For the fiscal year ended December 31, 2016, the principal components of our compensation program for the named executive officers were:

•	base salary;

•	short-term incentive compensation;

•	long-term incentive compensation, pursuant to the (i) 2013 LTI Program and (ii) 2016-2018 LTI Awards; and

•	special equity awards made in connection with the leadership transition.

Each component of the compensation program is described in further detail below.

Base Salary

Policy and Process. Base salary, which under our compensation program is market-derived and market-driven, represents the fixed component of our executive officer compensation program paid in cash. The main purpose of base salary compensation is to provide salary levels sufficient to attract and retain executive officers. Base salary is targeted to be approximately 30% or less of total target annual compensation opportunity for each of the executive officers. The actual percentages will vary from year to year based on each executive officer’s performance, as well as the Company’s performance, within that year. Because one of the primary objectives of our executive officer compensation program is to instill an ownership mentality in the executive officers, the base salary component constitutes a smaller percentage of total compensation than incentive-based compensation.

On an annual basis, the Compensation Committee reviews the base salary of each of the executive officers and considers adjustments to place executive officer base salary in a position approximately equal to the median base salary paid to similarly situated executives of the peer group companies. In making this determination, the Compensation Committee consults with the Company’s compensation consultant regarding the base salaries paid to comparable executives in our peer group. In making its final determination of the base salary to be paid to an executive officer, the Compensation Committee also takes into consideration the responsibilities and individual performance of the executive officer, the contribution of the executive officer to the achievement of the

Company’s goals, the experience of the executive officer and, for all but the Chief Executive Officer, the Chief Executive Officer’s recommendations. The Compensation Committee reviews and establishes base pay during the first quarter of each year, after reviewing the performance of the Company and each executive officer in the prior fiscal year.

2015, 2016 and 2017 Base Salaries. In connection with our leadership change in late 2015, Mr. Milkovich was promoted to the roles of President and Chief Executive Officer on November 8, 2015. In connection with his promotion, the Compensation Committee recommended, and the Board of Trustees approved, an increase in Mr. Milkovich’s base salary from $360,500 to $550,000, effective as of November 8, 2015. In February 2016, the Compensation Committee approved base salary increases of approximately 5% for Mr. Blocher and Ms. Gallagher, each effective February 15, 2016. Mr. Milkovich’s base salary for 2016 remained the same, as it was established in connection with his promotion in November 2015. Mr. Milkovich’s base salary for 2016 represented an 11% decrease from the 2015 salary of the Company’s former Chief Executive Officer. In February 2017, the Compensation Committee approved base salary increases of approximately 2.75% for Messrs. Milkovich and Blocher and Ms. Gallagher.

The following table sets forth the base salaries for our named executive officers for 2015, 2016 and 2017:

Named Executive Officer	2015 Base Salary (effective 2/16/2015)	2015 Base Salary (effective 11/8/2015)	2016 Base Salary (effective 2/15/2016)	2017 Base Salary (effective 2/13/2017)	Percent Increase from 2016
Robert Milkovich(1)	$360,500	$550,000	$550,000	$565,125	2.75%
Andrew Blocher	$382,000	$382,000	$401,100	$412,130	2.75%
Samantha Gallagher	$330,000	$330,000	$346,500	$356,030	2.75%

(1)	Mr. Milkovich was promoted to President and Chief Executive Officer on November 8, 2015 and, in connection with his promotion, the Compensation Committee approved an increase in his salary to $550,000, effective as of November 8, 2015.

The Compensation Committee believes the base salary increases for the named executive officers are within market for their respective peer groups and, with respect to 2016, recognize the increase in responsibilities of the executive officers in light of the leadership transition and the execution of the Company’s strategic plan announced in February 2016.

Short-Term Incentive Compensation

Policy and Process. Short-term incentive awards are designed to encourage our executive officers to pursue annual goals that will inure to the benefit of our Company and shareholders in both the short- and long-term. Short-term incentive awards are intended to reward executive officers whose contributions improve the operational performance of our existing portfolio and the Company, enhance short-term strategic goals and generate new business opportunities and investments, all of which are intended to create shareholder value.

For 2016, the Compensation Committee set the overall short-term incentive award targets at 100% of Mr. Milkovich’s 2016 base salary and 80% of Mr. Blocher’s and Ms. Gallagher’s 2016 base salary (in each case assuming 100% achievement of departmental and individual goals, as applicable). The short-term incentive award target set for Mr. Milkovich in 2016 represents a 41% decrease from the 2015 short-term incentive award target set for the Company’s former Chief Executive Officer (which was set at 150% of the former Chief Executive Officer’s 2015 base salary). The following table sets forth the 2016 short-term incentive award targets for our named executive officers:

Named Executive Officer	2016 Base Salary	Short-Term Incentive Award Target (% of Base Salary)
Robert Milkovich	$550,000	100%
Andrew Blocher	$401,100	80%
Samantha Gallagher	$346,500	80%

The Compensation Committee determines short-term incentive awards during the first quarter following the fiscal year end to which such awards pertain after a review of our Company’s and the executive’s actual performance. For 2016, short-term incentive compensation was targeted based on results in the following three performance categories: (i) a corporate performance component; (ii) a departmental/functional component; and (iii) an individual performance component. The corporate performance component was divided into six corporate performance goals, and the specific goals and weightings set by the Compensation Committee for each of the named executive officers were as follows:

Named Executive Officer	Corporate Performance at Target						Department Performance	Individual Performance	Total
	Core FFO	Dispositions	New Leasing Activity	Debt + Preferred / Gross Book Value	Strategic Hold Same-Property NOI	Retention
Robert Milkovich	15%	15%	11.25%	7.5%	15%	11.25%	0%	25%	100%
Andrew Blocher	8%	8%	6%	4%	8%	6%	40%	20%	100%
Samantha Gallagher	8%	8%	6%	4%	8%	6%	40%	20%	100%

Within each of the six corporate performance goals (Core FFO, dispositions, new leasing activity, debt + preferred/gross book value, strategic hold same-property NOI, and retention), the Compensation Committee established the following threshold, target, stretch and max performance goals:

Corporate Performance Goal	50% Threshold	100% Target	150% Stretch	200% Maximum	Actual 2016 Results
Core FFO Per Share(1)	$0.98	$1.01	$1.04	$1.10	$1.06
Dispositions	$115,000,000	$150,000,000	$190,000,000	$230,000,000	$144,465,000
New Leasing Activity (square feet)	200,000	225,000	250,000	300,000	299,013
Debt + Preferred/Gross Book Value	56.0%	54.5%	53.0%	51.0%	53.7%
Strategic Hold Same-Property NOI (2)	$52,000,000	$54,000,000	$56,000,000	$60,000,000	$52,935,000
Retention	55.0%	65.0%	75.0%	85.0%	73.7%

(1)

Funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes from its FFO calculation the impact related to third parties from its consolidated joint venture. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Core FFO excludes certain items from FFO that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance, including, but not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. The Company presents Core FFO per diluted share calculations based on the outstanding diluted common shares of the Company plus outstanding OP Units.
(2)	The Company defines Same-Property Net Operating Income, or Same-Property NOI, as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented. Same-Property NOI is a primary performance measure we use to assess the results of operations at our properties. The Same-Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Same-Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. Also, we eliminate depreciation and amortization expense, which are property-level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. Strategic Hold Same-Property NOI represents the Same-Property NOI of our Strategic Hold properties, which are defined as properties that are highly aligned with our strategic plan, and excludes net operating income from our “Reposition” properties, which are strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment, and our “Non-Core” properties, which are properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

If the performance level is between two of these identified levels of performance (i.e., between threshold and target, between target and stretch or between stretch and maximum), the actual amount of the award that is earned will be “interpolated” using the two identified levels of performance.

Consistent with the Company’s strategic plan, the corporate performance goals established by the Compensation Committee were designed to support lease-up of the core portfolio and the Company’s previously disclosed disposition strategy, while meeting Core FFO and Strategic Hold Same-Property NOI measures. In addition, the goals were established with sufficient rigor to drive operating performance and results.

Actual Payouts for 2016. During the first quarter of 2017, actual results under the measures for the corporate performance component were determined against the 2016 annual corporate performance goals. The following tables show the potential payouts of the corporate performance component of the 2016 annual short-term incentive award targets established by the Compensation Committee for each of Messrs. Milkovich and Blocher and Ms. Gallagher at various levels of each of the six corporate performance goals, and the actual payouts with respect to each specific goal within the corporate performance component based on our 2016 results.

Named Executive Officer	Potential Payout Core FFO Per Share
	Core FFO Below $0.98	Core FFO at $0.98	Core FFO at $1.01	Core FFO at $1.04	Core FFO at $1.10	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$41,250	$82,500	$123,750	$165,000	$137,500	166.7%
Andrew Blocher	$0	$12,835	$25,670	$38,506	$51,341	$42,784	166.7%
Samantha Gallagher	$0	$11,088	$22,176	$33,264	$44,352	$36,960	166.7%

Named Executive Officer	Potential Payout Dispositions
	Less than $115,000,000	$115,000,000	$150,000,000	$190,000,000	$230,000,000	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$41,250	$82,500	$123,750	$165,000	$75,977	92.1%
Andrew Blocher	$0	$12,835	$25,670	$38,506	$51,341	$23,641	92.1%
Samantha Gallagher	$0	$11,088	$22,176	$33,264	$44,352	$20,423	92.1%

Named Executive Officer	Potential Payout New Leasing Activity
	Less than 200,000 Square Feet	200,000 Square Feet	225,000 Square Feet	250,000 Square Feet	300,000 Square Feet	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$30,938	$61,875	$92,813	$123,750	$123,139	199.0%
Andrew Blocher	$0	$9,626	$19,253	$28,879	$38,506	$38,316	199.0%
Samantha Gallagher	$0	$8,316	$16,632	$24,948	$33,264	$33,100	199.0%

Named Executive Officer	Potential Payout Debt + Preferred/Gross Book Value
	Greater than 56.0%	56.0%	54.5%	53.0%	51.0%	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$20,625	$41,250	$61,875	$82,500	$52,250	126.7%
Andrew Blocher	$0	$6,418	$12,835	$19,253	$25,670	$16,258	126.7%
Samantha Gallagher	$0	$5,544	$11,088	$16,632	$22,176	$14,045	126.7%

Named Executive Officer	Potential Payout Strategic Hold Same-Property NOI
	Less than $52,000,000	$52,000,000	$54,000,000	$56,000,000	$60,000,000	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$41,250	$82,500	$123,750	$165,000	$60,534	73.4%
Andrew Blocher	$0	$12,835	$25,670	$38,506	$51,341	$18,836	73.4%
Samantha Gallagher	$0	$11,088	$22,176	$33,264	$44,352	$16,272	73.4%

Named Executive Officer	Potential Payout Retention
	Less than 55.0%	55.0%	65.0%	75.0%	85.0%	Actual Payout Based on Results	Actual Payout as a Percentage of Target
Robert Milkovich	$0	$30,938	$61,875	$92,813	$123,750	$88,791	143.5%
Andrew Blocher	$0	$9,626	$19,253	$28,879	$38,506	$27,628	143.5%
Samantha Gallagher	$0	$8,316	$16,632	$24,948	$33,264	$23,867	143.5%

The Compensation Committee, in its discretion and upon Mr. Milkovich’s recommendation (with respect to Mr. Blocher and Ms. Gallagher), evaluated the departmental performance for each of Mr. Blocher and Ms. Gallagher, and the individual performance for all three named executive officers. Factors considered in determining departmental and individual performance included, among other things, (i) providing leadership to their respective departments and the Company as a whole, (ii) formulating and implementing the Company’s strategic plan, (iii) promoting the Company’s overall mission, (iv) contributing to and promoting the Company’s reputation in the greater Washington D.C. community, (v) negotiating and consummating dispositions in furtherance of the Company’s strategic plan, (vi) aligning property-level and corporate-level strategies, (vii) improvements in tenant satisfaction and retention, (viii) investor outreach, (ix) participation in industry events and (x) executing the successful leadership transition. Based on their evaluation (and, with respect to Mr. Blocher and Ms. Gallagher, on Mr. Milkovich’s recommendations), the Compensation Committee determined that Messrs. Milkovich and Blocher and Ms. Gallagher each achieved 100% of their departmental and individual goals.

Based on the Compensation Committee’s evaluation of departmental and individual performance discussed above, and the corporate performance results set forth above, the short-term incentive awards for the named executive officers for 2016 were as follows:

Named Executive Officer	2016 Actual Short- Term Incentive Award Payout	Percent of Target Potential
Robert Milkovich	$675,691	122.9%
Andrew Blocher	$359,990	112.2%
Samantha Gallagher	$310,986	112.2%

Long-Term Incentive Compensation

Policy and Process. The third component of executive officer compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentive awards are the component of executive officer compensation best suited to promote executive officer retention and closely align the interests of the executive officers with our shareholders’ interests. Accordingly, at the target level, long-term incentive awards constitute the highest targeted percentage of any of the compensation components paid to the executive officers.

Long-Term Incentive Compensation Program. We believe that outstanding long-term performance is achieved through an ownership culture that encourages a focus on long-term performance by our executive officers through the use of equity-based awards. In particular, the Compensation Committee and the Board feel that one way to align the Company’s strategy with the executive long-term incentive compensation is to tie the awards directly to the returns provided to our shareholders. As such, long-term incentive awards are made annually under our long-term incentive compensation programs. As discussed above, the Company made significant changes to its long-term incentive plan structure in 2016. Specifically, the Compensation Committee decided to transition to a long-term incentive compensation structure that is based on forward-looking performance rather than historical performance. The Compensation Committee believes that this shift in the structure of long-term incentive compensation, which was established in consultation with the compensation consultant, reflects current market practice. In order to avoid cancelling or restarting performance periods that had already commenced, the Compensation Committee decided to maintain the 2013 LTI Program for the three-year periods from January 1, 2014 to December 31, 2016 and from January 1, 2015 to December 31, 2017. As a result of this transition from a historical “looking back” structure (which features awards made after the completion of the performance period) to the new forward-looking structure (which features awards made at the beginning of the performance period, subject to being earned), the long-term incentive compensation issued to the named executive officers in 2016 consisted of two components: (i) awards under the 2013 LTI Program and (ii) 2016-2018 LTI Awards.

As a result of the foregoing, pursuant to SEC disclosure requirements, the Summary Compensation Table on page 50 contains duplicate reporting of long-term incentive compensation awards in 2016. However, it is important to note that the transition to the forward-looking structure under the 2016-2018 LTI Awards (and future forward-looking grants) will not have any duplicative economic impact (benefit) on the Company’s named executive officers and their ongoing long-term incentive compensation opportunities (as the 2013 LTI Program and the 2016-2018 LTI Awards cover different three-year performance periods). The long-term incentive awards that the named executed officers received in February 2016 under the 2013 LTI Program were for the 2015 plan year (based on historical performance measured over a three-year period from January 1, 2013 to December 31, 2015). The 2016-2018 LTI Awards that the named executive officers received in July 2016 were intended to provide incentive compensation for future services, with the ultimate value of such awards predicated on absolute and relative shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018. As such, the amount earned under the 2016-2018 LTI Awards (which could range from 0% to 150%) will not be known until the end of 2018. In accordance with SEC disclosure requirements, both the awards under the 2013 LTI Program made in February

2016 (which awards were for the 2015 plan year based on historical performance) and the 2016-2018 LTI Awards made in July 2016 are required to be included in the Summary Compensation Table and the Grants of Plan-Based Awards table for 2016.

2013 LTI Program. Under the 2013 LTI Program, for each fiscal year covered by the program, participants’ annual long-term incentive awards are broken into two parts, each of which are made in the first quarter of the following fiscal year: (i) 40% of the award is fixed based on the aggregate target amount of the award; and (ii) the balance of the award (60%) is determined based on performance metrics set by the Compensation Committee at the beginning of the performance period. Once earned (upon achieving the performance metrics, if applicable), long-term incentive grants will be made in the form of restricted shares that vest ratably over a three-year period in order to enhance the retention aspect of the 2013 LTI Program. Since the performance-based component of the award is not made unless and until the performance metrics have been met, dividends will not be paid on any unearned performance-based restricted shares. Only after achieving the performance metrics will dividends be paid on the awarded restricted shares. The number of shares awarded to each individual will be determined by dividing the dollar amount of the award by the closing price of our common shares on the NYSE on the date of the grant. As discussed above, the 2013 LTI Program is currently being phased out, as the Company transitions to a new forward-looking performance structure. However, in order to avoid cancelling or restarting performance periods that had already commenced, the Compensation Committee decided to maintain the 2013 LTI Program for the three-year periods from January 1, 2014 to December 31, 2016 and from January 1, 2015 to December 31, 2017.

With respect to the performance-based portion of the 2013 LTI Program, for the 2015 plan year (which awards would have been made in the first quarter of 2016, if performance met or exceeded the threshold requirements), performance was measured over a three-year period from January 1, 2013 – December 31, 2015. For the 2016 plan year (which awards would have been made in the first quarter of 2017, if performance met or exceeded the threshold requirements), performance was measured over a three-year period from January 1, 2014 – December 31, 2016. A visual illustration of the performance-based portion of the LTI Program is provided below.

	Period Beginning January 1, 2013	Period Beginning January 1, 2014	2015	Q1 2016	Q1 2017	Q1 2018	Q1 2019	Q1 2020
2015 Plan Year	3-Year Performance Period			Granted if earned	1/3 of granted vest	1/3 of granted vest	1/3 of granted vest

2016 Plan Year		3-Year Performance Period			Granted if earned	1/3 of granted vest	1/3 of granted vest	1/3 of granted vest

The Compensation Committee reviews and establishes the aggregate amount of the target long-term incentive award under the 2013 LTI Program for each of the executive officers for the applicable plan year. For the 2015 and 2016 plan years, the Compensation Committee approved the following target amounts for the long-term incentive awards under the 2013 LTI Program for the named executive officers:

	Plan Year	Aggregate Amount of Target LTI Award	Fixed Portion of LTI Award (40% of Aggregate Target LTI)	Performance Portion of LTI Award
Named Executive Officer				Threshold	Target	Stretch
Robert Milkovich(1)	2016	$900,000	$360,000	$270,000	$540,000	$810,000
	2015	$601,781	$240,712	$180,534	$361,069	$541,603
Andrew Blocher	2016	$550,000	$220,000	$165,000	$330,000	$495,000
	2015	$550,000	$220,000	$165,000	$330,000	$495,000
Samantha Gallagher	2016	$510,000	$204,000	$153,000	$306,000	$459,000
	2015	$510,000	$204,000	$153,000	$306,000	$459,000

(1)

In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the target amount of Mr. Milkovich’s long-term incentive award was increased for 2015, with his target amount under the 2013 LTI Program for the 2015 plan year being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015 (which represents an 18% decrease from the 2015 LTI Program target set for the Company’s former Chief Executive Officer). The amounts for Mr. Milkovich set forth above for 2015 reflect the prorated target amounts based on the foregoing calculation.

The performance metrics used for the performance component under the 2013 LTI Program for the 2015 and 2016 plan years and the performance actually achieved for such plan years (measured over a compounded annualized three-year period) are set forth below:

Performance Metrics	Award Weighting	Threshold	Target	Stretch	Actual Performance for 2015 Plan Year (Annualized Three- Year Period)	Actual Performance for 2016 Plan Year (Annualized Three- Year Period)
Relative Shareholder Return — Total Shareholder Return(1) vs. RMS	50%	-300 bps	0 bps	+300 bps	-896 bps	-1,010 bps
Absolute Total Shareholder Return(1)	50%	7.00%	10.00%	13.00%	2.10%	3.10%

Percent of Performance Portion of Award Earned (assuming achievement of both performance metrics)		50%	100%	150%	0%	0%

(1)	Total shareholder return takes into account the change in share price and assumes all dividends are reinvested in our common shares.

If the performance level was between two of these identified levels of performance (i.e., between threshold and target or between target and stretch), the actual amount of the award that would be earned will be “interpolated” using the two identified levels of performance. If performance falls below the threshold requirements, no awards are earned under this portion of the 2013 LTI Program.

We believe that relative shareholder return and absolute total shareholder return are appropriate metrics to use for rewarding long-term performance. The relative shareholder return metric reflects how well we have performed for our shareholders as compared to the MSCI US REIT Index (“RMS”), which is one of a variety of widely used and accepted indices that reflect the performance of the REIT sector as a whole. Absolute total shareholder return measures value created for our shareholders regardless of the performance of the REIT sector as a whole.

In February 2016 and 2017, in evaluating the performance component of the proposed annual award for the 2015 and 2016 plan years, respectively, based on actual relative shareholder return and absolute total shareholder return, the Compensation Committee determined that actual performance was below the threshold level for both of the performance metrics set forth in the table above. As such, the Compensation Committee did not award any restricted shares to the named executive officers pursuant to the performance component of the annual award under the 2013 LTI Program for the 2015 or 2016 plan years. Therefore, in accordance with the terms of the 2013 LTI Program, each named executive officer received only the fixed portion of their long-term incentive award for the 2015 and 2016 plan years. The following table shows the potential payout at the target amount of the long-term incentive award under the 2013 LTI Program for the 2015 and 2016 plan years, and the actual amount of the long-term incentive awards for the 2015 and 2016 plan years (based on actual results, as measured over a three-year period) for each of the named executive officers:

Named Executive Officer	Plan Year	Potential Award Amount at LTI Target	Actual Amount of Fixed Portion of LTI Award (40% of Aggregate Target LTI)	Actual Amount of Performance Portion of LTI Award (Performance Levels Not Achieved)	Actual Award Amount as a Percentage of Target
Robert Milkovich(1)	2016	$900,000	$360,000	$0	40%
	2015	$601,781	$240,712	$0	40%
Andrew Blocher	2016	$550,000	$220,000	$0	40%
	2015	$550,000	$220,000	$0	40%
Samantha Gallagher	2016	$510,000	$204,000	$0	40%
	2015	$510,000	$204,000	$0	40%

(1)	In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the target amount of Mr. Milkovich’s long-term incentive award was increased for 2015, with his target amount under the 2013 LTI Program for the 2015 plan year being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015. The amounts set forth in the table above for 2015 reflect the total prorated target amount and actual prorated value of the award granted to Mr. Milkovich under the 2013 LTI Program for the 2015 plan year based on the foregoing calculation.

In accordance with SEC guidance, (i) details of the restricted shares granted pursuant to the long-term incentive awards for the 2015 plan year under the 2013 LTI Program (which were granted in February 2016) are included in the 2016 Summary Compensation Table on page 50 and the Grants of Plan-Based Awards table on page 51, and (ii) details of the restricted shares granted pursuant to the long-term incentive awards for the 2016 plan year (which were granted in February 2017) are not included in the 2016 Summary Compensation Table or the Grants of Plan-Based Awards table, but will be included, as required, in our 2018 proxy statement.

2016-2018 LTI Awards. Pursuant to the new forward-looking long-term incentive program structure, the Company’s named executive officers received an upfront grant of performance shares pursuant to the 2016-2018 LTI Awards in July 2016. The number of performance shares earned pursuant to the 2016-2018 LTI Awards will not be known until the end of 2018, as it is based upon the achievement of relative and absolute total shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018. Pursuant to the 2016-2018 LTI Awards, each named executive officer was granted a target number of performance shares and is eligible to earn from 0% to 150% of such target number of performance shares based upon the Company’s achievement of the following relative and absolute total shareholder return goals over the 2016-2018 performance period:

Performance Metrics	Award Weighting	Threshold	Target	Stretch
Relative Shareholder Return* – Total Shareholder Return(1) vs. RMS	50%	-250 bps	+50 bps	+350 bps
Absolute Annualized Total Shareholder Return(1)	50%	7.00%	10.00%	13.00%

Percent of Target Award Earned (assuming achievement of both performance metrics)		50%	100%	150%

*	The relative shareholder return goal for the 2016-2018 LTI Awards reflects a 50-basis-point increase to each of the threshold, target and stretch performance levels set forth in the 2013 LTI Program.
(1)	Total shareholder return is calculated on a compounded annualized basis and includes (i) the sum of (a) the cumulative amount of dividends paid per share over the measurement period, assuming the reinvestment of dividends in common shares of the Company, and (b) an amount equal to (x) the closing common share price on the last trading day of the measurement period, minus (y) the closing common share price on the first trading day of the measurement period, divided by (ii) the closing common share price on the first trading day of the measurement period.

As discussed above, the amount earned under the 2016-2018 LTI Awards, and thus the ultimate value of such awards, will not be known until the end of 2018. As soon as practicable following the end of 2018, the Compensation Committee will determine the Company’s level of achievement of the performance goals over the 2016-2018 performance period and the percentage of the target number of performance shares earned by the recipient (the “Earned Shares”). If the Company’s performance is below the threshold level, no performance shares shall become Earned Shares, and if the Company’s performance falls between two levels of performance (i.e., between threshold and target or between target and stretch), the number of performance shares that will become Earned Shares will be determined based on linear interpolation. Following the end of the 2016-2018 performance period, the Company will issue an amount of additional common shares up to 50% of the target number of performance shares issued on the grant date to the extent that the Company’s performance is between the target level and the stretch level set forth above.

Fifty percent of the Earned Shares will vest on February 1, 2019 and the remaining 50% will vest on February 1, 2020 if the named executive officer continues to be employed by the Company or an affiliate on each such date (subject to an earlier accelerated vesting event as specifically set forth in an employment agreement, or in any other plan, policy or program). With respect to the performance shares issued pursuant to the 2016-2018 LTI Awards, dividends accumulate and are payable only if and to the extent that the shares become Earned Shares or vest upon an earlier accelerated vesting event.

The following chart sets forth the amounts of the 2016-2018 LTI Awards issued to each of the named executive officers in July 2016, with the vesting (and potential issuance of additional common shares under the 2016-2018 LTI Awards) based upon the achievement of the performance metrics (and in accordance with the applicable performance levels (threshold, target and stretch)) as set forth in the performance metrics table above.

Named Executive Officer	2016-2018 LTI Award Opportunity
	Threshold	Target(1)	Stretch
Robert Milkovich	$270,000	$540,000	$810,000
Andrew Blocher	$165,000	$330,000	$495,000
Samantha Gallagher	$153,000	$306,000	$459,000

(1)	The restricted common shares issued on the grant date were issued at an amount equal to the target amount set forth above, with the number of restricted common shares having been determined by dividing the applicable target dollar amount of such awards by the Monte Carlo grant date fair value per share (which was $8.585). The Monte Carlo value was determined by an independent valuation consultant.

In accordance with SEC guidance, the 2016-2018 LTI Awards (which were granted in July 2016) are required to be included in the 2016 Summary Compensation Table on page 50 and the Grants of Plan-Based Awards table on page 51 even though such awards relate to future performance and the amount to be earned under the 2016-2018 LTI Awards (which could range from 0% to 150%) will not be known until the end of 2018.

The Company has delivered a total shareholder return of 35.9% from February 22, 2016 (the beginning of the performance period under the 2016-2018 LTI Awards) through December 31, 2016, and a relative shareholder return as compared to the RMS of +21.1% during that same period. Based on such performance through the end of 2016, the named executive officers are currently on track to earn the 2016-2018 LTI Awards at the stretch levels set forth above; however, the actual amounts earned under the 2016-2018 LTI Awards will not be determined until the end of 2018. We intend to provide disclosure regarding actual performance relative to the targets in the proxy materials for the 2019 annual meeting, which will be the first annual meeting following the completion of the 2016-2018 performance period (although we will provide detail regarding the tracking of such awards on an interim basis in our 2018 proxy statement).

Special Equity Awards

Although the Compensation Committee has not historically made special equity awards, in recognition of the increase in responsibilities of the Company’s executive officers in light of the leadership transition, and the Company’s interest in retaining these executives in a competitive market environment, the Compensation Committee approved (or, with respect to Mr. Milkovich, the Compensation Committee recommended and the Board of Trustees approved) the following restricted share awards in 2016: an award of 150,000 restricted common shares for Mr. Milkovich; an award of 75,000 restricted common shares for Mr. Blocher; and an award of 65,000 restricted common shares for Ms. Gallagher, each of which were granted on January 13, 2016 and vest in one-quarter increments on the second through fifth anniversaries of the date of grant.

The Compensation Committee recognizes that, as a result of the special equity awards, our named executive officers’ total compensation reported in the Summary Compensation Table may appear outsized with respect to its historical practices. However, we believe that the increase in responsibilities associated with the leadership transition, and the desire to incentivize the named executive officers regarding the formulation of the strategic plan to de-risk the portfolio, de-lever the balance sheet and maximize asset values, justified the special equity awards. We also believe that the structure of the awards—with the awards consisting entirely of restricted common shares that vest in one-quarter increments on the second through fifth anniversaries of the date of grant—maximizes the likelihood of retention and closely ties the overall value of the award to the Company’s long-term performance. In addition, it is important to note that, from the date of announcement of the Company’s strategic plan through December 31, 2016, the Company delivered a total shareholder return of 35.9%, and a relative shareholder return as compared to the RMS of +21.1% during that same period. The following table sets forth the SEC’s calculation of total compensation for our named executive officers as shown in the 2016 Summary Compensation Table (which includes the special equity awards), as well as the total compensation for our named executive officers excluding such special equity awards:

Named Executive Officer	2016 Total Compensation as Shown in Summary Compensation Table	Special Restricted Share Award	Total Compensation Excluding Special Restricted Share Award
Robert Milkovich	$3,675,716	$1,549,500	$2,126,216
Andrew Blocher	$2,180,574	$774,750	$1,405,824
Samantha Gallagher	$1,906,269	$671,450	$1,234,819

Other Elements of Compensation

Retirement and Other Benefits

Benefits are established based upon a determination of what is needed to aid in attracting and retaining a talented and motivated work force. The Compensation Committee does not view benefits and perquisites for the executive officers as a key component of our executive officer compensation program. The named executive officers participate in benefit plans on substantially the same terms as our other participating employees and their total value remains a negligible percentage of each executive officer’s total compensation package.

We provide no perquisites or other personal benefits to the named executive officers that are not available to all employees of the Company. We provide the following benefits to all employees of the Company: medical, dental, vision and disability insurance, parking at our corporate offices or public transportation credit, 401(k) employer match and group life insurance premiums. Under our tax-qualified 401(k) plan, we make a matching contribution on behalf of each participant equal to the first 6% of compensation contributed to the plan by the participant up to the federally mandated maximum. The named executive officers may participate in the plan on substantially the same terms as our other participating employees. We do not maintain any defined benefit or supplemental retirement plans.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers and may revise, amend or add to the benefits and perquisites made available to the named executive officers in the future if it deems advisable.

Severance Benefits

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide the named executive officers with severance protection. In connection with the leadership transition, the Company entered into new employment agreements with our named executive officers, which replaced the legacy severance arrangements that were previously in effect for such executive officers. Pursuant to the new employment agreements, each such named executive officer is entitled to certain severance benefits based on the nature of their termination. See “Compensation of Executive Officers —Employment and Related Agreements” and “Compensation of Executive Officers — Potential Payments Upon Termination or a Change in Control” below for complete details of severance benefits payable to the named executive officers upon termination or change in control.

Share Ownership Guidelines

Ownership Requirements

Although our executive officers and trustees as a group have significant ownership interests in the Company, as shown in the “Share Ownership of Trustees and Executive Officers” table above, the Board of Trustees has adopted share ownership guidelines for our Chief Executive Officer, executive vice presidents (whether or not they are named executive officers) and non-employee trustees. Our Board of Trustees believes a meaningful financial stake in the Company by these individuals serves to align their interests with those of our shareholders. Our guidelines include the following ownership requirements:

Title	Minimum Ownership Requirement
Chief Executive Officer	4 times current base salary
Executive Vice President	2 times current base salary
Non-Employee Trustee	Aggregate cash value of equity awards for the last 4 years.

Eligible shares and share equivalents counted toward meeting the minimum ownership requirement include:

•	Common shares owned directly or indirectly;

•	Preferred shares owned directly or indirectly;

•	Restricted common shares and share units subject to time-based vesting;

•	OP Units owned directly or indirectly; and

•	The in-the-money value of unexercised stock options, whether or not vested.

Executive officers and trustees of the Company at the time the share ownership guidelines were adopted in January 2012 had two years to achieve the ownership requirement. Individuals subsequently subject to the guidelines (such as Mr. Blocher, who joined the Company in October 2012, Mr. Milkovich, who joined the Company in June 2014, Ms. Gallagher, who joined the Company in October 2014, Mr. Robinson, who joined our Board of Trustees in July 2013, Mr. Hoffmann, who joined our Board of Trustees in May 2015, and Ms. Penney, who joined our Board of Trustees in October 2016), have four years to achieve the ownership requirement. As of January 1, 2017, each of our executive officers and trustees subject to the guidelines met his or her ownership requirement (or is still in their initial ramp-up period to meet such ownership requirement).

Pledging Policy

Our share ownership guidelines prohibit our Chief Executive Officer, executive vice presidents and non-employee trustees from pledging common shares and OP Units for margin and other loans.

Hedging Policy

Our Insider Trading Policy specifically prohibits our trustees, officers and directors from engaging in any of the following transactions: (i) hedging or monetization transactions involving our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv)  purchasing our securities on margin.

Clawback Policy

The Board of Trustees adopted a clawback policy to ensure that executive officers (and other Section 16 officers) are not unduly enriched in the event of a financial restatement. The clawback policy provides for the review and recoupment of performance-based compensation (including annual cash incentive/bonus awards (including short-term incentive awards) and all forms of equity-based compensation) awarded to or earned by covered officers if the Board of Trustees determines that (i) a covered officer has engaged in fraud or willful misconduct that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules) and (ii) the performance-based compensation would have been lower if it had been based on the restated results. In such event, the Board of Trustees will, to the extent permitted by applicable law, seek recoupment from the applicable covered officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Evaluation of the Risk in Compensation Program

Management assesses the Company’s executive and other compensation and benefits programs to determine if the programs’ provisions and operations promote or create material risks. This risk assessment process includes a review of program policies and practices; program analysis to identify both risk and internal risk controls related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although management reviews all compensation programs, it focuses on the Company’s compensation programs for officers and leasing personnel, who derive a significant portion of their compensation from commissions. Management’s assessment was presented to and discussed with the Compensation Committee.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.

Tax Limits on Executive Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) places a limit on the amount of compensation that may be deducted annually by a publicly traded entity with respect to certain of its executive officers. Compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by shareholders is not subject to this limit. The IRS has previously issued private letter rulings holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. The Company has therefore determined that compensation paid to the Company’s executive officers by its Operating Partnership or a subsidiary of the Operating Partnership for services to the Operating Partnership should not be subject to the deduction limit. Since we operate as a REIT under the Internal Revenue Code and are generally not subject to U.S. federal income tax on our taxable income to the extent that we annually distribute all of our taxable income to shareholders and maintain our qualification as a REIT, if compensation were required to (but did not) qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income without taking into account the disallowed deduction. However, if we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to U.S. federal income tax as dividend income as a result of our increased taxable income. Any such compensation allocated to our taxable REIT subsidiaries, whose income is subject to U.S. federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following tables should be read in conjunction with the related footnotes and the “Compensation Discussion and Analysis” beginning on page 25. The following table sets forth the compensation earned, awarded, paid or accrued to each of our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014:

Name & Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Robert Milkovich(5)	2016	$550,000	$—	$2,330,212	$—	$675,691	$—	$119,813	$3,675,716
Chief Executive Officer and Chief Operating Officer	2015	$387,212	$—	$220,000	$—	$336,162	$—	$34,635	$978,009
	2014	$204,247	$150,000	$200,000	$—	$290,745	$—	$11,147	$856,139

Andrew Blocher	2016	$398,752	$—	$1,324,750	$—	$359,990	$—	$97,082	$2,180,574
EVP, Chief Financial Officer and Treasurer	2015	$380,588	$—	$220,000	$—	$312,552	$—	$74,041	$987,181
	2014	$370,800	$—	$220,000	$—	$308,024	$—	$88,693	$987,517

Samantha Gallagher(6)	2016	$344,471	$—	$1,181,450	$—	$310,986	$—	$69,362	$1,906,269
EVP, General Counsel and Secretary	2015	$326,219	$—	$190,000	$—	$270,005	$—	$26,622	$812,846
	2014	$63,288	$100,000	$200,000	$—	$52,573	$—	$2,922	$418,783

(1)	Discretionary or subjectively determined bonus payments to the named executive officers. The bonus for each of Mr. Milkovich and Ms. Gallagher in 2014 was payable upon commencement of such executive officer’s employment with the Company on June 2 and October 16, 2014, respectively.
(2)	Amounts in this column reflect the aggregate grant-date fair value of time-based and performance-based awards, calculated in accordance with FASB ASC Topic 718, granted to our named executive officers during the relevant year. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2016, Note 16 to the Company’s audited financial statements for the year ended December 31, 2015 and Note 17 to the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s Annual Reports on Form 10-K filed with the SEC.

The amounts disclosed in this column for 2016 reflect the aggregate grant date fair value of (a) time-vesting restricted share awards granted in February 2016 under the 2013 LTI Program for the 2015 plan year, (b) performance-based restricted shares granted pursuant to the 2016-2018 LTI Awards, which will be earned, if at all, based on absolute and relative shareholder return measured over the 2016-2018 performance period, and (c) special restricted share awards made in connection with the leadership transition, which were granted in January 2016, with the grant date fair value of each award granted to the named executive officer set forth in the table below. For a discussion of each of these awards, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Long-Term Incentive Compensation” and “—Special Equity Awards” above.

	LTI Award under 2013 LTI Program for 2015 Plan Year	2016-2018 LTI Award (Performance-Based)	Special Restricted Share Award
Robert Milkovich	$240,712(a)	$540,000	$1,549,500
Andrew Blocher	$220,000	$330,000	$774,750
Samantha Gallagher	$204,000	$306,000	$671,450

(a)	In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the target amount of Mr. Milkovich’s long-term incentive award was increased for 2015, with his target amount under the 2013 LTI Program for the 2015 plan year being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015. The amount set forth above reflects the actual prorated value of the award granted to Mr. Milkovich under the 2013 LTI Program for the 2015 plan year based on the foregoing calculation.

The amounts disclosed in this column for 2015 reflect the grant date fair value of time-vesting restricted share awards granted to each of the named executive officers in February 2015 under the 2013 LTI Program for the 2014 plan year.

The amounts disclosed in this column for 2014 reflect the following: (a) for Mr. Milkovich, time-vesting restricted share awards granted in June 2014 in connection with his commencement of employment with the Company, (b) for Mr. Blocher, time-vesting restricted share awards granted in February 2014 under the 2013 LTI Program for the 2013 plan year and (c) for Ms. Gallagher, time-vesting restricted share awards granted in October 2014 in connection with her commencement of employment with the Company.

(3)	Short-term performance-based incentive awards paid in cash to the named executive officers in connection with the Company’s short-term non-equity incentive plan. For a discussion of the plan criteria, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Short-Term Incentive Compensation” above. Mr. Milkovich was promoted to President and Chief Executive Officer on November 8, 2015 and, in connection therewith, his short-term incentive award target was increased for 2015, such that his target award for 2015 was calculated based on the following proration: (i) an 80% target of his previous base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015. The amount set forth above for Mr. Milkovich’s 2015 short-term incentive award reflects the total prorated payout to Mr. Milkovich based on the foregoing calculation.
(4)	This amount represents dividends earned on unvested restricted shares issued under the Company’s 2009 Plan, as well as the following other benefits provided to all employees of the Company: 401(k) employer matching contributions, parking at our corporate offices, health and dental insurance, and group life insurance premiums. The following amounts were paid as dividends on unvested restricted shares during 2016: Mr. Milkovich, $86,026; Mr. Blocher, $59,801; and Ms. Gallagher, $46,509. See also “Option Exercises and Stock Vested” table on page 53.
(5)	Mr. Milkovich was promoted to President and Chief Executive Officer on November 8, 2015 and, in connection therewith, his annualized base salary increased from $360,500 to $550,000. The 2015 base salary reflected above represents the amount of base salary actually earned by him with respect to 2015 (taking into account the increase in his annualized base salary from $360,500 to $550,000, effective as of his promotion on November 8, 2015). Mr. Milkovich joined the Company in June 2014. The 2014 base salary reflected above represents the prorated amount of base salary actually earned by him with respect to 2014. Mr. Milkovich’s 2014 annualized base salary was $350,000.
(6)	Ms. Gallagher joined the Company in October 2014. The 2014 base salary reflected above represents the prorated amount of base salary actually earned by her with respect to 2014. Ms. Gallagher’s 2014 annualized base salary was $300,000. In addition, pursuant to the terms of her employment offer letter, her short-term incentive award for 2014 was prorated and, thus, the short-term incentive award reflected above represents the prorated amount actually paid to her under the short-term incentive plan for 2014 (based on an annualized award of $249,210).

Grants of Plan-Based Awards

The following table presents information regarding plan-based awards to the named executive officers during the fiscal year ended December 31, 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Share Units (#)	Grant Date Fair Value of Share Awards(3) ($)
Name	Grant Date		Threshold ($)	Target ($)	Stretch ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Milkovich	—		$343,750	$550,000	$756,250	$962,500
	1/13/16	(4)					—	—	—	150,000	$1,549,500
	2/16/16	(5)					—	—	—	28,793	240,712
	7/25/16						31,450	62,900	94,350	—	540,000
Andrew Blocher	—		256,704	320,880	385,056	449,232
	1/13/16	(4)					—	—	—	75,000	774,750
	2/16/16	(5)					—	—	—	26,315	220,000
	7/25/16						19,219	38,439	57,659	—	330,000
Samantha Gallagher	—		221,760	277,200	332,640	388,080
	1/13/16	(4)					—	—	—	65,000	671,450
	2/16/16	(5)					—	—	—	24,401	204,000
	7/25/16						17,821	35,643	53,465	—	306,000

(1)

The amounts shown in these columns represent the range of potential payouts (threshold, target, stretch and max) under our short-term incentive compensation plan for our named executive officers for 2016 performance, as set by the Compensation Committee in 2016. Actual short-term incentive plan awards for Messrs. Milkovich and Blocher and Ms. Gallagher for the 2016 plan year were approved by the Compensation Committee (and, in the case of Mr. Milkovich, our President, Chief Executive Officer and Chief Operating Officer, by the independent members of our Board of Trustees) on February 21, 2017 and paid on March 3, 2017. The Company’s 2016 non-equity short-term incentive compensation plan provided for: a threshold payout of 62.5% of base salary for Mr. Milkovich, and 64% of base salary for Mr. Blocher and Ms. Gallagher; a target payout of 100% of base salary for Mr. Milkovich, and 80% of base salary for Mr. Blocher and Ms. Gallagher; a stretch payout of 137.5% of base salary for Mr. Milkovich, and 96% of base salary for Mr. Blocher and Ms. Gallagher; and a max payout of 175% of base salary for Mr. Milkovich, and 112% of base salary for Mr. Blocher and Ms. Gallagher (in each case assuming 100% achievement of departmental and individual goals, as applicable). The actual awards for 2016 performance, which were based on the achievement of the applicable performance criteria as discussed in our Compensation Discussion and Analysis, are shown in the Summary Compensation Table above and were as follows: Mr. Milkovich: $675,691; Mr. Blocher: $359,990; and Ms. Gallagher: $310,986). For additional information, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Short-Term Incentive Compensation”.
(2)	Represents threshold (50%), target (100%) and stretch (150%) number of performance-based restricted shares that may be earned under the 2016-2018 LTI Awards granted in July 2016. The number of performance shares earned pursuant to the 2016-2018 LTI Awards will not be known until the end of 2018, as it is based upon the achievement of relative and absolute total shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018. Any performance shares earned will vest as follows: 50% on February 1, 2019 and the remaining 50% on February 1, 2020 (subject to earlier vesting in connection with a change of control or a qualified termination of employment). For additional information, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Long-Term Incentive Compensation — 2016-2018 LTI Awards”.
(3)	Amounts represent the grant-date fair value calculated in accordance with FASB ASC Topic 718.
(4)	Represents the special restricted share awards made in connection with the leadership transition, which were granted on January 13, 2016. See “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Special Equity Awards” above. These shares vest in one-quarter increments on the second through fifth anniversaries of the date of grant (subject to earlier vesting in connection with a change of control or a qualified termination of employment).
(5)	Represents time-vesting restricted share awards granted in February 2016, under the LTI Program for the 2015 plan year. See “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Long-Term Incentive Compensation — 2013 LTI Program” above for a discussion of the 2013 LTI Program. All of these shares vest ratably on an annual basis over a three-year period from the date of grant (subject to earlier vesting in connection with a change of control or a qualified termination of employment).

Outstanding Equity Awards at Fiscal Year End

The following table lists the unvested restricted common shares and unexercised options to purchase our common shares awarded to our named executive officers that were outstanding as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Robert Milkovich	—	—	—	—	—	5,042	(4)	$55,311
	—	—	—	—	—	12,111	(5)	132,858
	—	—	—	—	—	150,000	(6)	1,645,500
	—	—	—	—	—	28,793	(7)	315,859
									94,350	$1,035,020
Andrew Blocher	—	—	—	—	—	15,977	(8)	175,268
	—	—	—	—	—	5,685	(9)	62,364
	—	—	—	—	—	12,111	(10)	132,858
	—	—	—	—	—	75,000	(6)	822,750
	—	—	—	—	—	26,315	(11)	288,676
									57,659	632,519
Samantha Gallagher	—	—	—	—	—	5,560	(12)	60,993
	—	—	—	—	—	10,459	(13)	114,735
	—	—	—	—	—	65,000	(6)	713,050
	—	—	—	—	—	24,401	(14)	267,679
									53,465	586,511

(1)	Value is determined by multiplying the number of unvested restricted shares by $10.97, the closing sale price for our common shares on December 30, 2016, the last trading day of the year.
(2)	Reflects the number of performance-based restricted shares that would have been earned pursuant to the 2016-2018 LTI Awards assuming the 2016-2018 performance period had terminated and been valued as of December 31, 2016 (which reflects 150% of the target grant amount because corporate performance in the first year of the 2016-2018 performance period exceeded stretch performance). No discount has been taken to reflect risk of forfeiture or restrictions on transferability. The actual number of performance shares earned pursuant to the 2016-2018 LTI Awards will not be known until the end of 2018. Any performance shares earned will vest as follows: 50% on February 1, 2019 and the remaining 50% on February 1, 2020 (subject to earlier vesting in connection with a change of control or a qualified termination of employment). See page 45 for additional information regarding the 2016-2018 LTI Awards.
(3)	Reflects the number of unearned/unvested 2016-2018 LTI Awards calculated pursuant to footnote (2) above and multiplied by $10.97, the closing sale price for our common shares on December 30, 2016, the last trading day of the year. The actual market or payout value of the 2016-2018 LTI Awards earned, if any, will not be known until the end of 2018.
(4)	Reflects unvested restricted shares granted in June 2014 in connection with the commencement of Mr. Milkovich’s employment with the Company, which will vest on June 2, 2017.
(5)	Reflects unvested restricted shares granted in February 2015 pursuant to the 2013 LTI Program, of which 6,056 shares vested on February 17, 2017 and the remainder will vest on February 17, 2018.
(6)	Reflects unvested restricted shares granted in January 2016 in connection with the leadership transition, which will vest in one-quarter increments on each January 13, 2018 through 2021.
(7)	Reflects unvested restricted shares granted in February 2016 pursuant to the 2013 LTI Program, of which 9,598 shares vested on February 16, 2017 and the remainder will vest ratably on each February 16 through 2019.
(8)	Reflects unvested restricted shares granted in February 2013, of which 7,989 shares vested on February 19, 2017 and the remainder will vest on February 19, 2018.
(9)	Reflects unvested restricted shares granted in February 2014 pursuant to the 2013 LTI Program, which vested on February 18, 2017.
(10)	Reflects unvested restricted shares granted in February 2015 pursuant to the 2013 LTI Program, of which 6,056 shares vested on February 17, 2017 and the remainder will vest on February 17, 2018.
(11)	Reflects unvested restricted shares granted in February 2016 pursuant to the 2013 LTI Program, of which 8,772 shares vested on February 16, 2017 and the remainder will vest ratably on each February 16 through 2019.
(12)	Reflects unvested restricted shares granted in October 2014 in connection with the commencement of Ms. Gallagher’s employment with the Company, which will vest on October 16, 2017.
(13)	Reflects unvested restricted shares granted in February 2015 pursuant to the 2013 LTI Program, of which 5,229 shares vested on February 17, 2017 and the remainder will vest on February 17, 2018.
(14)	Reflects unvested restricted shares granted in February 2016 pursuant to the 2013 LTI Program, of which 8,134 shares vested on February 16, 2017 and the remainder will vest ratably on each February 16 through 2019.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of share options, SARs and similar instruments and the vesting of share (including restricted shares, restricted share units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert Milkovich	—	—	11,098	$96,562
Andrew Blocher	—	—	19,727	$164,895
Samantha Gallagher	—	—	10,790	$93,485

(1)	Value is determined by multiplying the number of restricted shares by the closing sale price for our common shares on the dates of vesting.

Employment and Related Agreements

Employment Agreements

On January 13, 2016, the Company and the Operating Partnership entered into employment agreements with each of Robert Milkovich, Andrew P. Blocher and Samantha Sacks Gallagher (each an “Employment

Agreement” and, collectively, the “Employment Agreements”). The Employment Agreements replace and supersede the offer letters and severance arrangements that were previously in effect for such executives. The Employment Agreements, as more fully described below, (i) do not contain any 280G or other tax gross up payments, (ii) provide that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination, (iii) do not contain any excessive perquisites, and (iv) require a double trigger for change of control severance payments.

The term of each Employment Agreement is three years from January 13, 2016, with automatic one-year renewals on each anniversary, unless the Board of Trustees or the executive elects not to extend the term by providing the other party with 90 days’ written notice. The Employment Agreements set the following base salaries, short-term incentive award targets and long-term incentive award targets for the executives (which amounts are subject to review annually for appropriate increases and shall be no less than the amounts set forth below):

Executive Officer	Base Salary(1)	Short-Term Incentive Award Target (% of Base Salary)	Long-Term Incentive Award Target
Robert Milkovich	$550,000	100%	$900,000
Andrew Blocher	$382,000	80%	$550,000
Samantha Gallagher	$330,000	80%	$510,000

(1)	In February 2016, the Compensation Committee approved base salary increases of approximately 5% for Mr. Blocher and Ms. Gallagher, each effective February 15, 2016. As a result, Mr. Blocher’s 2016 base salary was $401,100 and Ms. Gallagher’s base salary was $346,500. Mr. Milkovich’s base salary for 2016 remained the same, as it was established in connection with his promotion in November 2015.

The agreements provide that the executive officers agree to devote substantially all of their business time and efforts to the performance of the executive’s duties thereunder.

In the event of a termination of their employment, each of Messrs. Milkovich and Blocher and Ms. Gallagher will be entitled to receive certain severance benefits from the Company based on the nature of their termination. If their employment is terminated by the Company without “cause” (as defined below) or by the applicable executive for “good reason” (as defined below), the applicable executive will be entitled to receive:

•	any accrued but unpaid compensation;

•	a single sum payment equal to one times (or, for Mr. Milkovich, two times) (or, in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control, three times for each of Messrs. Milkovich and Blocher and Ms. Gallagher) the sum of (i) the executive’s highest annual base salary in effect for the three years prior to their termination and (ii) the average annual bonus paid to the executive during the three years prior to their termination (or the period of the executive’s employment, if less than three years);

•	a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date (the “Pro Rata Short-Term Incentive Bonus”);

•	if the termination occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the annual cash incentive that the applicable executive would have received under the short-term incentive plan had he or she remained employed through the payment date;

•

with respect to the fixed portion under the 2013 LTI Program, (i) if termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the 2013 LTI Program for the applicable fiscal year, pro-rated based on the number of days employed in the fiscal year, or (ii) if termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the 2013 LTI Program for such prior fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the 2013 LTI Program for the prior fiscal year (such share issuance, as applicable, the “Fixed 2013 LTI Program Share Issuance”);

•	with respect to the performance-based portion of the 2013 LTI Program, (i) if the termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the 2013 LTI Program that would otherwise have been issued based on the actual achievement of performance targets for the performance period ending with the fiscal year in which the termination occurs, pro-rated based on the number of days employed in the fiscal year, or (ii) if the termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the 2013 LTI Program for such prior fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the 2013 LTI Program that would otherwise have been issued based on the actual achievement of performance targets (whether threshold, target or stretch) for such performance period ended as of the prior fiscal year (such share issuance, as applicable, the “Performance-Based 2013 LTI Program Share Issuance”);

•	an additional lump sum payment equal to $50,000 ($75,000 in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control); and

•	acceleration of vesting of all outstanding equity awards at their target level.

Payment of any of the foregoing severance benefits to the executive will be conditioned upon their execution of a release and waiver of all claims arising from their employment or termination.

If the executive is terminated by the Company for cause, elects not to extend the term of his or her applicable Employment Agreement, or terminates employment without good reason, he or she will receive only his or her accrued but unpaid compensation.

If the executive dies or becomes disabled, he or she (or his or her estate), as applicable, will receive:

•	accrued but unpaid compensation;

•	the Pro Rata Short-Term Incentive Bonus;

•	if the death or disability occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the full-year target amount of the annual cash incentive under the short-term incentive plan for such prior fiscal year;

•	acceleration of vesting of all outstanding equity awards at their target level and, in the case of options, a period of one year to exercise any vested share options (or until the original expiration of the option, if earlier);

•	the Fixed 2013 LTI Program Share Issuance;

•	the Performance-Based 2013 LTI Program Share Issuance; and

•	a lump sum death or disability benefit payment, as applicable, equal to $15,000.

Pursuant to the terms of the Employment Agreements, “cause” is defined as: (i) conviction of or a plea of guilty or nolo contendere for the commission of a felony; (ii) commission of one or more acts involving fraud or moral turpitude; (iii) misappropriation of any assets of the Company or any affiliate; (iv) willful misconduct which is materially injurious to the Company and/or its employees, officers, trustees or affiliates; or (v) fraud or willful misconduct by the executive that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules).

“Good reason” generally means the occurrence of any of the following, provided the executive provides notice of the existence of the condition within 90 days of the first occurrence of the condition, unless the event is cured by the Company within 30 days after receipt of such notice: (i) any material breach of the Employment Agreement, short-term incentive compensation plan, long-term incentive compensation plan or restricted share agreement entered into concurrently with the Employment Agreement; (ii) any material reduction in base salary; (iii) any relocation of the Company’s headquarters or the executive’s primary employment location from the Washington, D.C. metropolitan area or more than 50 miles from the Company’s headquarters in Bethesda, Maryland; (iv) the Company’s failure to renew the Employment Agreement; or (v) any material reduction of the executive’s duties from those identified at the commencement of the executive’s employment pursuant to the Employment Agreement, or the assignment of any duties materially inconsistent with the executive’s current position and title; provided, however, that, with respect to Mr. Milkovich, if the Company assigns the duties of Chief Operating Officer to another individual, such action will not constitute good reason.

A “change in control” generally means the occurrence of any one of the following events: (i) a person, entity or affiliated group (with certain exceptions) acquires more than 50% of the Company’s then outstanding voting securities; (ii) the consummation of (a) a merger, reorganization, sale, or other disposition or consolidation of the Company with another entity where the holders of the Company’s voting shares immediately prior to the merger or consolidation will not own, immediately after the merger or consolidation, more than 50% of the combined voting power of the securities in the surviving entity or its parent, or where the members of the Board of Trustees immediately prior to the merger or consolidation would not, immediately after the merger or consolidation, constitute a majority of the Board of Trustees of the surviving entity, (b) a sale or other disposition of all or substantially all of the Company’s assets or (c) a liquidation or dissolution of the Company; or (iii) a change in the majority of members of the Board of Trustees within a two-year period unless the election or nomination for election by the Company shareholders of each new trustee was approved by two-thirds of the trustees who were in office at the beginning of the two-year period.

The Employment Agreements eliminate the gross-up payments to which the executive was previously entitled (in the case of Mr. Blocher) in the event he became subject to excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of receiving any parachute payments within the meaning of Section 280G of the Internal Revenue Code. In contrast, the Employment Agreements now include a provision that provides that, if any of the payments or benefits provided to the executive under their respective Employment Agreement or otherwise would constitute parachute payments within the meaning of the Internal Revenue Code, and be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he or she received the full payments and benefits.

The Employment Agreements also contain confidentiality and non-disparagement covenants in favor of the Company. In addition, Mr. Milkovich remains subject to a non-competition and non-solicitation agreement, which he previously executed in connection with his employment as Chief Operating Officer of the Company in 2014. This agreement provides that for the one-year period after termination of Mr. Milkovich’s employment, he will not (i) compete with the Company by working with or investing in any business or enterprise that owns, acquires, operates or develops office or business park properties within Maryland, Virginia, Washington, D.C. and any other state or commonwealth in which the Company is doing business at the date of termination or (ii) solicit any of the Company’s principal tenants or customers, encourage any of the Company’s principal tenants or customers to reduce their patronage of the Company, or solicit or hire any of the Company’s employees; provided, however, that if Mr. Milkovich’s employment is terminated without cause or by him for good reason, then the non-competition and non-solicitation periods are reduced to six months following termination. In addition, the agreement provides that, if Mr. Milkovich remains employed by the Company for a period of three or more years, then the non-competition and non-solicitation periods will be reduced from one year to six months following termination.

Potential Payments Upon Termination or a Change in Control

The following tables represent the payments due to the Company’s named executive officers in the event termination or change in control payments would have been triggered under the Employment Agreements for Mr. Milkovich, Mr. Blocher and Ms. Gallagher, assuming that such termination was effective as of December 31, 2016.

For further information on the terms of the Employment Agreements for the named executive officers, see “—Employment and Related Agreements — Employment Agreements” above and also copies of the Employment Agreement for each of Mr. Milkovich, Mr. Blocher and Ms. Gallagher, all of which are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Salary(1) ($)	Unvested Share Awards(2) ($)	2013 LTI Program Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation- Severance(1) ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(1)(5) ($)	All Other Compensation(6) ($)	Total ($)
Robert Milkovich	1,100,000	2,839,541	360,000	—	868,399	550,000	50,000	5,767,940
Andrew Blocher	401,100	1,903,591	220,000	—	326,855	320,880	50,000	3,222,426
Samantha Gallagher	346,500	1,547,461	204,000	—	276,734	277,200	50,000	2,701,895

(1)	Pursuant to the Employment Agreements, cash amounts set forth under the “Salary” and “Non-Equity Incentive Plan Compensation” columns are payable in a lump sum, following termination without cause or resignation for good reason.
(2)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $10.97, the closing price of our common shares on December 30, 2016, the last trading day of the year. Pursuant to the terms of the performance-based restricted share award agreement for the 2016-2018 LTI Awards, in the event of a termination without cause or for good reason (as such terms are defined in the applicable employment agreement), 100% of the target number of performance shares shall vest as of such termination of employment.
(3)	Represents the value of the unrestricted common shares to be issued under the 2013 LTI Program in connection with a termination without cause or resignation for good reason, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2016.
(4)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(5)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date.
(6)	Pursuant to the Employment Agreements, each executive is entitled to a lump sum payment equal to $50,000.

Payments Due Upon Termination Due to Death or Disability

Name	Salary ($)	Unvested Share Awards(1) ($)	2013 LTI Program Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation- Severance ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert Milkovich	—	2,839,541	360,000	—	—	550,000	15,000	3,646,253
Andrew Blocher	—	1,903,591	220,000	—	—	320,880	15,000	2,459,471
Samantha Gallagher	—	1,547,461	204,000	—	—	277,200	15,000	2,043,661

(1)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $10.97, the closing price of our common shares on December 30, 2016, the last trading day of the year. Pursuant to the terms of the performance-based restricted share award agreement for the 2016-2018 LTI Awards, in the event of a termination on account of death or disability (as such terms are defined in the applicable employment agreement), 100% of the target number of performance shares shall vest as of such termination of employment.

(2)	Represents the value of the unrestricted common shares to be issued under the 2013 LTI Program in connection with a termination due to death or disability, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2016.
(3)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(4)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the date of termination due to death or disability.
(5)	Pursuant to the Employment Agreements, executive is entitled to a lump sum death or disability benefit payment, as applicable, equal to $15,000.

Payments Due Upon Change in Control and Termination(1)

Name	Salary(2) ($)	Unvested Share Awards(3) ($)	2013 LTI Program Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation- Severance(2) ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(2)(6) ($)	All Other Compensation(7) ($)	Total ($)
Robert Milkovich	1,650,000	3,184,547	360,000	—	1,302,598	550,000	75,000	7,122,145
Andrew Blocher	1,203,300	2,114,435	220,000	—	980,566	320,880	75,000	4,914,181
Samantha Gallagher	1,039,500	1,742,968	204,000	—	830,201	277,200	75,000	4,168,869

(1)	Does not reflect the impact, if any, of the Section 280G “better of” provision in each of the Employment Agreements.
(2)	Pursuant to the Employment Agreements, cash amounts set forth under the “Salary” and “Non-Equity Incentive Plan Compensation” columns are payable in a lump sum, following a termination without cause or for good reason on or prior to the second anniversary of a change of control.
(3)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $10.97, the closing price of our common shares on December 30, 2016, the last trading day of the year. Pursuant to the terms of the performance-based restricted share award agreement for the 2016-2018 LTI Awards, in the event of a “change of control” (as defined in the 2009 Plan) of the Company during the 2016-2018 performance period, the number of performance shares that would vest is determined based on the Company’s performance as if the 2016-2018 performance period ended the day immediately prior to the “control change date” (as defined in the 2009 Plan) and shall become fully vested as of the “control change date”, provided, that, the number of performance shares that vest shall not be less than the target number of performance shares. Assuming a change of control occurred on December 31, 2016, the calculations in this column regarding the accelerated vesting of the 2016-2018 LTI Awards are based on the number of performance shares that would vest at the stretch performance level (which equates to 150% of the target grant amount) because corporate performance in the first year of the 2016-2018 performance period exceeded stretch performance.
(4)	Represents the value of the unrestricted common shares to be issued under the LTI Program in connection with a termination without cause or for good reason on or prior to the second anniversary of a change of control, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2016.
(5)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(6)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date.
(7)	Pursuant to the Employment Agreements, each executive is entitled to a lump sum payment equal to $75,000 in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2016 with respect to our equity compensation plans. The Company has no equity compensation plans that were not approved by its security holders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	905,437	$14.34	4,779,872
Equity compensation plans not approved by security holders	—	—	—
Total	905,437	$14.34	4,779,872

(1)	There are no outstanding warrants or rights. Includes shares authorized for issuance under (i) the 2003 Plan, which expired in 2013, pursuant to option awards outstanding under the 2003 Plan as of December 31, 2016 and (ii) the 2009 Plan.
(2)	Consists entirely of shares authorized for issuance under the 2009 Plan.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we currently provide shareholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers on an annual basis, and in Proposal 4, we are providing shareholders an opportunity to select, on an advisory basis, the frequency of future say-on-pay votes. This advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis” beginning on page 25, the tabular disclosures regarding our named executive officers’ compensation (as set forth in this proxy statement), and the narrative disclosure accompanying the tabular presentation. We believe these disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies and policies for the years presented.

First Potomac Realty Trust is proud of its record of transparency and good governance with regard to pay practices. We have consistently linked pay to performance with an emphasis on a short- and long-term compensation package that is primarily based on the achievement of multiple annual operational and strategic goals, as well as rigorous absolute and relative shareholder return goals, thus providing for accountability and encouraging an ownership perspective among our executive officers that closely aligns the executive officers’ interests with creating long-term shareholder value. We do not participate in problematic pay practices such as repricing of underwater share options or excess perquisites or practices that incentivize excessive risk-taking, such as multi-year bonuses or supplemental pensions. Our executive pay practices and philosophy have been developed with the assistance of an outside consultant and we actively monitor our compensation practices in light of the industry in which we operate, the practices of our peer group and the marketplace for executive talent in which we compete. We are focused on attracting and retaining a highly qualified executive team. We believe that our shareholders are best served by talented executive officers with compensation packages that are competitive and fair. Please refer to “Compensation Discussion and Analysis — Executive Summary” for an overview of the compensation of the named executive officers and the Company’s key financial and strategic achievements in 2016 that drove compensation decisions.

Based on operating metrics, the Company performed well in 2016. We executed 834,000 square feet of leases, increased our leased percentage to 93.8% and our occupied percentage to 92.6% (representing a 170 basis-point and a 230 basis-point increase, respectively), increased same-property net operating income year-over-year by 2.4% on an accrual basis, reported Core FFO of $1.06 per diluted share, completed construction and commenced revenue recognition on the Northern Virginia build-to-suit, sold nine non-core properties for aggregate net proceeds of $146.1 million, and appointed a new trustee, Kati M. Penney, to the Board of Trustees. In addition to delivering strong operational performance in 2016, the Company spent significant time and effort underwriting the business and formulating a strategic plan to de-risk the portfolio, de-lever the balance sheet and maximize asset values. Along those lines, from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2016, the Company delivered a total shareholder return of 35.9%, and a relative shareholder return as compared to the RMS of +21.1% during that same period.

Despite the Company’s strong operational performance, the Company’s absolute and relative total shareholder returns were below the pre-established performance hurdles under the 2013 LTI program, based on historical performance measured over a three-year period. As such, the named executive officers did not receive any portion of the performance-based award for the 2016 plan year under the 2013 LTI Program. However, as discussed above under “Compensation Discussion and Analysis — Executive Summary — Improvements to the Long-Term Incentive Program Structure”, in 2016 the Compensation Committee decided to transition to a long-term incentive compensation structure that is based on forward-looking performance rather than historical performance. As a result of this transition from a historical “looking back” structure (which features awards made after the completion of the performance period) to the new forward-looking structure (which features awards made at the beginning of the performance period, subject to being earned), the long-term incentive compensation issued to the named executive officers in 2016 consisted of two components: (i) awards under the 40% fixed portion of the 2013 LTI Program and (ii) the 2016-2018 LTI Awards.

As a result of the transition in our long-term incentive compensation structure, pursuant to SEC disclosure requirements, the Summary Compensation Table contains duplicate reporting of long-term incentive compensation awards in 2016. However, it is important to note that the transition to the forward-looking structure under the 2016-2018 LTI Awards (and future forward-looking grants) will not have any duplicative economic impact (benefit) on the Company’s named executive officers and their ongoing long-term incentive compensation opportunities (as the 2013 LTI Program and the 2016-2018 LTI Awards cover different three-year performance periods). The long-term incentive awards that the named executed officers received in February 2016 under the 2013 LTI Program were for the 2015 plan year (and, based on historical performance measured over a three-year period from January 1, 2013 to December 31, 2015, they did not receive any portion of the performance-based award for the 2015 plan year). The 2016-2018 LTI Awards were intended to provide incentive compensation for future services, with the ultimate value of such awards predicated on absolute and relative shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s strategic plan) through December 31, 2018. As such, the amount earned under the 2016-2018 LTI Awards (which could range from 0% to 150%) will not be known until the end of 2018.

The Compensation Committee took all of these factors into account in determining the total compensation for named executive officers for 2016 as outlined in “Compensation Discussion and Analysis.”

The Board of Trustees unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our shareholders. To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Shareholders may also abstain from voting on this advisory proposal. The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes, similar to Proposal 3, in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Shareholders may vote to indicate their preference for conducting a say-on-pay vote every:

•	One year;
•	Two years; or
•	Three years.

The Board of Trustees has determined that holding a say-on-pay vote every year is the most appropriate alternative for the Company. In recommending an annual advisory vote on executive compensation, the Board of Trustees concluded that an annual vote provides the highest level of accountability by allowing our shareholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year. Additionally, an annual say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on the Company, and the Board of Trustees may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders. However, the Board of Trustees values our shareholders’ opinions and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

The affirmative vote of a majority of the votes cast is required for approval, on a non-binding advisory basis, of the frequency of holding the say-on-pay vote in the future. Since shareholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. The option (every year, two years or three years) that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected, on a non-binding advisory basis, by the shareholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU SELECT EVERY “ONE YEAR” ON THE ADVISORY PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5: AMENDMENT TO OUR CHARTER TO ALLOW SHAREHOLDERS TO AMEND OUR BYLAWS

We are asking our shareholders to amend our charter to allow our shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter.

Currently, our charter and bylaws provide the Board of Trustees with the exclusive power to amend our bylaws. Many institutional shareholders believe that the right and ability to amend an organization’s bylaws by a majority vote is a fundamental shareholder right and that it has the effect of increasing the accountability of trustees. The ability to amend the bylaws allows shareholders to more easily introduce shareholder-friendly changes as to how a company is governed.

After careful consideration, we believe that allowing our shareholders to amend our bylaws is in our best interests and in the best interests of our shareholders and are proposing an amendment to Article VI, Section 6.2 of our charter to provide that our bylaws may be amended by the vote of a majority of our Board of Trustees or by a majority vote of the outstanding shares entitled to be cast on the matter (the “Charter Amendment”). A copy of the proposed Charter Amendment is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal.

On March 21, 2017, the Board of Trustees approved, subject to approval of the Charter Amendment, an amendment to Article XV of our bylaws which will allow for the bylaws to be adopted, altered or repealed by the affirmative vote of a majority of the Board or by the shareholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter (the “Bylaw Amendment”). This Bylaw Amendment does not require approval by our shareholders and is conditioned upon the approval of the Charter Amendment at the Annual Meeting and upon the effectiveness of the Charter Amendment.

If this proposal is approved by the shareholders, the Charter Amendment will be filed with the Secretary of State of Maryland. If this proposal is not approved by shareholders, the related Bylaw Amendment will not become effective.

The affirmative vote of the holders of two-thirds of our outstanding shares entitled to be cast on the matter is required to amend our charter to allow shareholders to amend our bylaws. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
AMENDMENT TO OUR CHARTER TO ALLOW SHAREHOLDERS TO AMEND OUR BYLAWS BY A MAJORITY VOTE OF THE OUTSTANDING SHARES ENTITLED TO BE CASE ON THE MATTER.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees is composed of Richard B. Chess (Chair), James P. Hoffmann, Kati M. Penney and Terry L. Stevens and operates under a written charter adopted by the Board of Trustees.

The Audit Committee oversees First Potomac Realty Trust’s financial reporting processes on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2016, management’s report on internal control over financial reporting, and KPMG’s attestation report on the Company’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The Audit Committee also has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm their independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by the independent auditor are compatible with maintaining the independence of the independent auditor from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board of Trustees approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Richard B. Chess, Chairperson

James P. Hoffmann

Kati M. Penney

Terry L. Stevens

The foregoing report does not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for the Company as of and for the years ended December 31, 2016 and 2015 by KPMG LLP were:

Fee Type	2016	2015
Audit Fees	$696,000	$624,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$696,000	$624,000

Audit fees include fees and expenses for services in connection with the annual audit of our consolidated financial statements, the limited quarterly review of the financial statements included in our quarterly reports, the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, acquisition audits, comfort letters, consents, review of SEC filings, and other services that generally only the principal auditor can reasonably provide to the Company.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. If the Audit Committee reviews and ratifies any engagement that was pre-approved by the chairperson of the Audit Committee, then the fees payable in connection with the engagement will not count against the $100,000 aggregate annual fee limit. The Audit Committee pre-approved all services provided by the independent auditor in 2016 and 2015.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our executive officers, trustees and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by these persons during 2016.

Based on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that all of these filing requirements were timely satisfied by these persons during 2016.

Other Matters to Come Before the 2017 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than those specifically set forth in this proxy statement. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy card will vote all proxies solicited by this proxy statement as recommended by our Board of Trustees, or, if no such recommendation is given, in the discretion of the proxy holders.

Shareholder Proposals and Nominations for Our 2018 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our executive offices on or before December 7, 2017.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our Bylaws. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2018 annual meeting must be received no earlier than 60 days and no more than 90 days before the first anniversary of the date of the Company’s 2017 Annual Meeting (i.e. between February 22, 2018 and March 24, 2018). Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and trustee nominations. Our bylaws are available on our website at www.first-potomac.com under the section “Investors — Corporate Governance.” Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary. Information on or accessible through our website is not and should not be considered part of this proxy statement.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and Proxy Statement or notice of internet availability of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and Proxy Statement or notice of internet availability of proxy materials to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you promptly if you address your written request to or call First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, Attention: Secretary, 301-986-9200. If you are receiving multiple copies of our annual report and Proxy Statement or notice of internet availability of proxy materials, you can request householding by contacting us in the same manner.

ANNUAL REPORT

The Company’s 2016 Annual Report to Shareholders, which is comprised of our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2016, is being made available to shareholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2017

This Proxy Statement, our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2016 are available on our website at http://ir.first-potomac.com/CorporateProfile. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement, Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2016 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016 for a reasonable fee.

* * * *

By order of the Board of Trustees,

Samantha Sacks Gallagher

Executive Vice President, General Counsel and

Secretary

April 6, 2017

Bethesda, Maryland

Appendix A

FIRST POTOMAC REALTY TRUST

ARTICLES OF AMENDMENT

First Potomac Realty Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  First Amended and Restated Declaration of Trust (the “Declaration of Trust”) filed on September 26, 2003 is hereby amended by deleting in its entirety Section 6.2 of Article VI and replacing it in its entirety with the following:

SECTION 6.2                Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 6.1 and 2.3; (b) amendment of any provision of this Declaration of Trust as provided in Section 8.1, except that the Trustees may amend this Declaration of Trust to increase or decrease the aggregate number of Shares of any class without a vote of Shareholders as provided in Section 4.1(b); (c) amendment, adoption or repeal of any provision of the Bylaws; (d) termination of the Trust as provided in Section 9.2; (e) reorganization of the Trust as provided in Section 8.2; (f) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property, except for (i) a merger into the Trust of any entity in which the Trust owns ninety percent (90%) or more of the entire equity interests in such entity, or (ii) a merger that does not reclassify or change the Trust’s outstanding Shares or otherwise amend this Declaration of Trust and the number of Shares to be issued or delivered pursuant to the merger is not more than twenty percent (20%) of the number of Shares of the same class or series outstanding immediately before the merger becomes effective, as provided in Section 8.3; (g) any matter for which a vote of Shareholders is required by a national securities exchange or other market on which the Shares are traded; (h) revocation of the Trust’s REIT status as provided in Section 1.5; and (i) such other matters with respect to which a vote of the Shareholders is required by applicable law or the Trustees have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to subsections (a) and (c) above, none of the actions enumerated in this Section 6.2 may be taken by the Shareholders unless such action has first been approved by the Trustees. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

SECOND:  The foregoing amendment to the Declaration of Trust has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.

THIRD:  There has been no increase in the authorized shares of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

FOURTH:  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption were not changed by the foregoing amendment.

FIFTH:  These Articles of Amendment shall be effective upon filing with the State Department of Assessments and Taxation of Maryland.

SIXTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by the undersigned officer and attested to by its Secretary on this      day of May, 2017.

FIRST POTOMAC REALTY TRUST

By:

Name:	Robert Milkovich
Title:	President, Chief Executive Officer and Chief Operating Officer

Attest:

By:

Name:	Samantha S. Gallagher
Title:	Executive Vice President, General Counsel and Secretary

Return Address:

First Potomac Realty Trust

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

A-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FIRST POTOMAC REALTY TRUST 7600 WISCONSIN AVE 11th FLOOR BETHESDA, MD 20814

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:
1.	Election of Trustees
	Nominees		For	Against	Abstain
01 02 03 04 05 06	Robert H. Arnold James P. Hoffmann Robert Milkovich Kati M. Penney Thomas E. Robinson Terry L. Stevens		☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐				For	Against	Abstain
						3.	Advisory (non-binding) approval of named executive officer compensation.		☐	☐	☐
						The Board of Trustees recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
						4	Advisory (non-binding) recommendation of the frequency of holding shareholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐
						The Board of Trustees recommends you vote FOR the following proposal:			For	Against	Abstain
						5	To approve an amendment to the Company’s First Amended and Restated Declaration of Trust to allow shareholders to amend the Company’s bylaws.		☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2 and 3.			For	Against	Abstain	NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

FIRST POTOMAC REALTY TRUST
7600 Wisconsin Avenue, 11th Floor Bethesda, Maryland 20814

The undersigned hereby appoints Andrew P. Blocher and Samantha S. Gallagher, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes each of them to vote, as designated on the reverse side and at the discretion of the proxy on any other matters that may properly come before the meeting, all the shares of beneficial interest of First Potomac Realty Trust held of record by the undersigned on March 14, 2017, at the annual meeting of shareholders to be held on May 23, 2017 at 9:00 a.m. and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3 AND 5, AND “1 YEAR” ON PROPOSAL 4.

To vote your proxy, please date and sign on the reverse side, and mail your proxy card in the envelope provided as soon as possible. You may also vote on the Internet or by telephone by following the instructions included on this proxy card.

This proxy is solicited on behalf of the Board of Trustees.
Please date and SIGN on the reverse side